                                                                   EXHIBIT 10.20

                                      THIRD
                              AMENDED AND RESTATED
                                 LEASE AGREEMENT

                       KENTFIELD THCI HOLDING COMPANY, LLC
                      a Delaware limited liability company

                                     Lessor

                                       AND

                   1125 SIR FRANCIS DRAKE BOULEVARD OPERATING
                                  COMPANY, LLC,
                      a Delaware limited liability company

                                     Lessee

                              VIBRA HEALTHCARE, LLC
                  (formerly known as Highmark Healthcare, LLC)

                        SENIOR REAL ESTATE HOLDINGS, LLC
                           (d/b/a The Hollinger Group)

                              VIBRA MANAGEMENT, LLC
                  (formerly known as Highmark Management, LLC)

                                BRAD E. HOLLINGER

                                   Guarantors

                Property: Long-Term Acute Care Hospital Facility

                             1125 Sir Francis Drake Boulevard

                                    Kentfield, California

                               December ____, 2004

                                Table of Contents

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ARTICLE I        LEASED PROPERTY; TERM.................................................................      2
ARTICLE II       DEFINITIONS...........................................................................      3
ARTICLE III      RENT..................................................................................     10
     3.1         Base Rent and Percentage Rent.........................................................     10
     3.2         Additional Charges....................................................................     11
     3.3         Absolute Triple Net Lease.............................................................     11
     3.4         Lease Deposit.........................................................................     11
ARTICLE IV       IMPOSITIONS...........................................................................     12
     4.1         Payment of Impositions................................................................     12
     4.2         Adjustment of Impositions.............................................................     12
     4.3         Utility Charges.......................................................................     12
     4.4         Insurance Premiums....................................................................     13
ARTICLE V        NO TERMINATION........................................................................     13
     5.1         Acknowledgement.......................................................................     13
ARTICLE VI       OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY....................................     13
     6.1         Ownership of the Leased Property......................................................     13
     6.2         Lessee's Personal Property............................................................     13
ARTICLE VII      CONDITION AND USE OF LEASED PROPERTY..................................................     14
     7.1         Condition of the Leased Property......................................................     14
     7.2         Use of the Leased Property............................................................     14
     7.3         Lessor to Grant Easements.............................................................     15
ARTICLE VIII     LEGAL AND INSURANCE REQUIREMENTS......................................................     15
     8.1         Compliance with Legal and Insurance Requirements......................................     15
     8.2         Legal Requirement Covenants...........................................................     15
     8.3         Hazardous Materials...................................................................     15
     8.4         Healthcare Laws.......................................................................     16
     8.5         Representations and Warranties........................................................     16
ARTICLE IX       REPAIRS; RESTRICTIONS.................................................................     17
     9.1         Maintenance and Repair................................................................     17
     9.2         Encroachments; Restrictions...........................................................     18
ARTICLE X        CAPITAL ADDITIONS.....................................................................     18
     10.1        Construction of Capital Additions to the Leased Property..............................     18
     10.2        Capital Additions Financed by Lessee..................................................     19
     10.3        Capital Additions Financed by Lessor..................................................     20
     10.4        Remodeling and Non-Capital Additions..................................................     21
     10.5        Salvage...............................................................................     21
ARTICLE XI       LIENS.................................................................................     22
ARTICLE XII      PERMITTED CONTESTS....................................................................     22
ARTICLE XIII     INSURANCE.............................................................................     23
     13.1        General Insurance Requirements........................................................     23
     13.2        Additional Insurance..................................................................     25

                                       i
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                                Table of Contents
                                  (continued)

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     13.3        Waiver of Subrogation.................................................................     25
     13.4        Form of Insurance.....................................................................     25
     13.5        Increase in Limits....................................................................     26
     13.6        Blanket Policy........................................................................     26
     13.7        No Separate Insurance.................................................................     26
ARTICLE XIV      FIRE AND CASUALTY.....................................................................     26
     14.1        Insurance Proceeds....................................................................     26
     14.2        Reconstruction in the Event of Damage or Destruction Covered by Insurance.............     27
     14.3        Reconstruction in the Event of Damage or Destruction Not Covered by Insurance.........     27
     14.4        Lessee's Personal Property............................................................     28
     14.5        Restoration of Lessee's Property......................................................     28
     14.6        No Abatement of Rent..................................................................     28
     14.7        Damage Near End of Term...............................................................     28
     14.8        Termination of Right of Purchase......................................................     28
     14.9        Waiver   .............................................................................     28
ARTICLE XV       CONDEMNATION..........................................................................     28
     15.1        Definitions...........................................................................     28
     15.2        Parties' Rights and Obligations.......................................................     29
     15.3        Total Taking..........................................................................     29
     15.4        Partial Taking........................................................................     29
     15.5        Restoration...........................................................................     29
     15.6        Award Distribution....................................................................     29
     15.7        Temporary Taking......................................................................     29
ARTICLE XVI      DEFAULT...............................................................................     30
     16.1        Events of Default.....................................................................     30
     16.2        Events of Default in Financial Covenants..............................................     34
     16.3        Additional Expenses...................................................................     35
     16.4        Intentionally Omitted.................................................................     35
     16.5        Waiver................................................................................     35
     16.6        Application of Funds..................................................................     35
     16.7        Notices by Lessor.....................................................................     35
     16.8        Lessor's Contractual Security Interest................................................     35
ARTICLE XVII     LESSOR'S RIGHT TO CURE................................................................     36
ARTICLE XVIII    PURCHASE OF THE LEASED PROPERTY.......................................................     36
ARTICLE XIX      HOLDING OVER..........................................................................     37
ARTICLE XX       INTENTIONALLY OMITTED.................................................................     37
ARTICLE XXI      SUBSTITUTION OF PROPERTY..............................................................     37
     21.1        Substitution of Property for the Leased Property......................................     37
     21.2        Conditions to Substitution............................................................     39
     21.3        Conveyance to Lessee..................................................................     40
     21.4        Expenses..............................................................................     40

                                       ii
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                                Table of Contents
                                  (continued)

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ARTICLE XXII     RISK OF LOSS..........................................................................     41
ARTICLE XXIII    INDEMNIFICATION.......................................................................     41
ARTICLE XXIV     SUBLETTING AND ASSIGNMENT; SUBORDINATION..............................................     41
     24.1        Subletting and Assignment.............................................................     41
     24.2        Attornment............................................................................     42
     24.3        Sublease Limitation...................................................................     42
     24.4        Subordination.........................................................................     42
ARTICLE XXV      OFFICER'S CERTIFICATES AND FINANCIAL STATEMENTS.......................................     42
ARTICLE XXVI     INSPECTION............................................................................     43
ARTICLE XXVII    NO WAIVER.............................................................................     44
ARTICLE XXVIII   REMEDIES CUMULATIVE...................................................................     44
ARTICLE XXIX     SURRENDER.............................................................................     44
ARTICLE XXX      NO MERGER OF TITLE....................................................................     44
ARTICLE XXXI     TRANSFERS BY LESSOR...................................................................     44
ARTICLE XXXII    QUIET ENJOYMENT.......................................................................     45
ARTICLE XXXIII   NOTICES...............................................................................     45
ARTICLE XXXIV    APPRAISAL.............................................................................     46
ARTICLE XXXV     PURCHASE RIGHTS.......................................................................     47
     35.1        Option to Purchase....................................................................     47
     35.2        Lessor's Option to Purchase Lessee's Personal Property................................     47
ARTICLE XXXVI    DEFAULT BY LESSOR.....................................................................     47
     36.1        Default by Lessor.....................................................................     47
     36.2        Lessee's Right to Cure................................................................     48
ARTICLE XXXVII   FINANCING OF THE LEASED PROPERTY......................................................     48
     37.1        Financing by Lessor...................................................................     48
ARTICLE XXXVIII  SUBORDINATION AND NON-DISTURBANCE.....................................................     48
ARTICLE XXXIX    LICENSES..............................................................................     49
ARTICLE XL       COMPLIANCE WITH HEALTHCARE LAWS.......................................................     50
ARTICLE XLI      MISCELLANEOUS.........................................................................     51
     41.1        General...............................................................................     51
     41.2        Transfer of Licenses..................................................................     51
     41.3        Lessor's Expenses.....................................................................     51
     41.4        Entire Agreement; Modifications.......................................................     51
     41.5        Guaranty.............................................................................      52
     41.6        Lessor's Right to Sell................................................................     52
     41.7        Future Financing......................................................................     52
     41.8        Subordination of Lessee and Guarantors................................................     52
     41.9        Lessor Securities Offering and Filings................................................     52
     41.10       Lessee's Obligations under Purchase Agreement.........................................     52
     41.11       Counterparts..........................................................................     52
ARTICLE XLII     MEMORANDUM OF LEASE...................................................................     53

                   THIRD AMENDED AND RESTATED LEASE AGREEMENT

      This THIRD AMENDED AND RESTATED LEASE AGREEMENT (the "Lease") is dated as of the _____ day of December, 2004, and is between KENTFIELD THCI HOLDING COMPANY, LLC, a Delaware limited liability company ("Lessor"), having its principal office at 1000 Urban Center Drive, Suite 501, Birmingham, Alabama 35242, and 1125 SIR FRANCIS DRAKE BOULEVARD OPERATING COMPANY, LLC, a Delaware limited liability company ("Lessee"), having its principal office at 4550 Lena Drive, Mechanicsburg, PA 17055.

                              W I T N E S S E T H:

      WHEREAS, Lessor is the current owner of that certain real property located in Kentfield, Marin County, California, which real property is more particularly described on EXHIBIT A attached hereto and incorporated herein by reference, and all improvements located thereon which are currently being used as a long-term acute care hospital commonly known as the Kentfield Rehabilitation Hospital;

      WHEREAS, Meditrust of California, Inc., as Lessor, and Regency Rehab Hospitals, Inc., as Lessee, entered into a Lease as disclosed in Memorandum of Lease recorded August 15, 1997, Recorder's Serial Number 97-044134 of Official Records of Marin County (the "Meditrust/Mediplex Lease");

      WHEREAS; Meditrust of California, Inc., a Delaware corporation merged with and into THCI of California, LLC, a Delaware LLC, as evidenced by a Certificate of Merger dated March 30, 2001, filed in the Office of the Secretary of State of the State of Delaware on March 30, 2001;

      WHEREAS, by Grant Deed and Assignment of Lease dated March 29, 2001, THCI of California, LLC, a Delaware, LLC assigned all of its rights under the Original Lease to Kentfield THCI Holding Company LLC;

      WHEREAS, Regency Rehab Hospitals, Inc., entered into an Operations and Transfer Agreement dated as of August 1, 2003 with 1125 Sir Francis Drake Boulevard Operating Company, LLC whereby in accordance with that certain Stipulation and Order re Resolution of "Motion of THCI Company, LLC to enforce Stipulation and Order and for Emergency Relief" [Docket No. 8320] in the United States Bankruptcy Court for the District of Delaware, Chapter 11, Case No. 99-3657 (JKF), Docket No. 8320, In Re Sun Healthcare Group, Inc., Reorganized Debtor, filed April 21, 2003, Order dated April 28, 2003, the Meditrust/Mediplex Lease was terminated;

      WHEREAS, Lessor and Lessee entered into that certain Kentfield Rehabilitation Hospital Lease dated as of June 30, 2003 (the "Original Lease"), and amended and restated the Original Lease by that certain First Amended and Restated Kentfield Rehabilitation Hospital Lease between Kentfield THCI Holding Company, LLC, and 1125 Francis Drake Boulevard Operating Company, LLC, dated as of August 1, 2003 (the "First Amended and Restated Original Lease");

      WHEREAS, Lessor and Lessee entered into that certain Second Amended and Restated Lease Agreement dated July 1, 2004 (the "Second Amended and Restated Original Lease"), and a Memorandum of Lease Agreement dated July 1, 2004 (the "Memorandum") was executed in connection with the Second Amended and Restated Original Lease, which Memorandum was recorded on July 6, 2004, in the Office of the Recorder, Official Records of Marin County, California, as Instrument No. 2004-0058158;

      WHEREAS, Lessor and Lessee amended the Second Amended and Restated Original Lease by (i) a First Amendment to Second Amended and Restated Lease Agreement dated August 2, 2004, between Lessor and Lessee, and (ii) a Letter Amendment dated October 19, 2004, between Lessor, Lessee and Guarantors (the Second Amended and Restated Lease, as amended by the First Amendment and the Letter Amendment, is hereinafter referred to as the "Amended and Restated Original Lease"); and

      WHEREAS, Lessor and Lessee desire to further amend and restate the Amended and Restated Original Lease as set forth herein.

      NOW, THEREFORE, the parties hereto hereby agree to this Third Amended and Restated Lease Agreement as follows:

                                   ARTICLE I

                              LEASED PROPERTY; TERM

      Upon and subject to the terms and conditions hereinafter set forth, Lessor leases to Lessee and Lessee rents from Lessor all of Lessor's rights and interest in and to the following property (collectively, the "Leased Property"):

            (a) the real property described on EXHIBIT A attached hereto (the "Land");

            (b) all buildings, structures, Fixtures (as hereinafter defined) and other improvements of every kind, including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures presently or hereafter situated upon the Land, and Capital Additions (hereinafter defined) financed by Lessor (collectively, the "Leased Improvements");

            (c) all easements, rights and appurtenances relating to the Land and the Leased Improvements; and;

            (d) all permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto, but specifically excluding all items included within the category of Lessee's Personal Property as defined in Article II below (collectively the "Fixtures").

SUBJECT, HOWEVER, to the matters set forth on EXHIBIT B attached hereto (the "Permitted Exceptions"); Lessee shall have and hold the Leased Property for (a) a fixed term (the "Fixed Term") commencing on July 1, 2004 (the "Commencement Date") and ending at midnight on the last day of the one hundred and eightieth (180th) month after the Commencement Date.

      So long as Lessee is not in default under any of the terms and conditions of this Lease, or under any of the terms and conditions of the Other Leases (as hereinafter defined), Lessee shall have the option to extend the Fixed Term of this Lease on the same terms and conditions set forth herein for three (3) additional periods of five (5) years each (each an "Extension Term"). Lessee may exercise each such option by giving written notice to the Lessor at least three hundred sixty five (365) days prior to the expiration of the Fixed Term or Extension Term, as applicable (the "Extension Notice"). If during the period following the delivery of the Extension Notice to Lessor, Lessee shall fail to comply with all of the terms and provisions of this Lease, or a default or breach shall occur in this Lease or under any of the Other Leases, Lessee shall be deemed to have forfeited all Extension Options.

                                   ARTICLE II

                                   DEFINITIONS

      For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP as at the time applicable,
(c) all references in this Lease to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision:

      Added Value Additional: As defined in Section 10.2.

      Additional Charges: As defined in Section 3.2.

      Affiliate: When used with respect to any corporation, limited liability company, or partnership, the term "Affiliate" shall mean any person, corporation, limited liability company, partnership or other legal entity, which, directly or indirectly, controls or is controlled by or is under common control with such corporation, limited liability company, or partnership. For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any person, corporation, limited liability company, partnership or other legal entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, corporation, limited liability company, partnership or other legal entity, through the ownership of voting securities, partnership interests or other equity interests.

      Award: As defined in Section 15.1.

      Base Rent: As defined in Section 3.1(a).

      Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which money centers in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

      Capital Additions: One or more new buildings or one or more additional structures annexed to any portion of any of the Leased Improvements, which are constructed on any parcel or portion of the Land during the Term, including the construction of a new wing or new story.

      Capital Addition Cost: The cost of any Capital Additions proposed to be made by Lessee whether or not paid for by Lessee or Lessor. Such cost shall include (a) the cost of construction of the Capital Additions, including site preparation and improvement, materials, labor, supervision and certain related design, engineering and architectural services, the cost of any fixtures, the cost of construction financing and miscellaneous costs approved by Lessor, (b) if agreed to by Lessor in writing in advance, the cost of any land contiguous to the Leased Property purchased for the purpose of placing thereon the Capital Additions or any portion thereof or for providing means of access thereto, or parking facilities therefor, including the cost of surveying the same, (c) the cost of insurance, real estate taxes, water and sewage charges and other carrying charges for such Capital Additions during construction, (d) the cost of title insurance, (e) reasonable fees and expenses of legal counsel, (f) filing, registration and recording taxes and fees, (g) documentary stamp taxes, if any, and (h) all reasonable costs and expenses of Lessor and any Lending Institution which has committed to finance the Capital Additions, including, but not limited to, (i) the reasonable fees and expenses of their respective legal counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes, if any, (v) title insurance charges, appraisal fees, if any, (vi) rating agency fees, if any, and
(vii) commitment fees, if any, charged by any Lending Institution advancing or offering to advance any portion of the financing for such Capital Additions.

      Capital Improvement Reserve: As defined in Section 9.1(e).

      Cash Adjustment: As defined in Section 21.1(g).

      Code: The Internal Revenue Code of 1986, as amended.

      Commencement Date: As defined in Article I.

      Commitment Letter: The commitment letter between Lessor and Lessee (or their Affiliates) executed on June 17, 2004.

      Condemnation, Condemnor: As defined in Section 15.1.

      Consolidated Net Worth: At any time, the sum of the following for Guarantors or Lessee and their respective consolidated subsidiaries on a consolidated basis determined in accordance with generally accepted accounting principles.

            (a) the amount of capital or stated capital (after deducting the cost of any treasury shares), plus

            (b) the amount of capital surplus and retained earnings (or, in the case of a capital surplus or retained earnings deficit, minus the amount of such deficit), minus

            (c) the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): (i) unamortized debt discount and expense and (ii) any write-up in book value of assets resulting from a revaluation thereof pursuant to generally accepted accounting principles subsequent to the most recent Statements of Cash Flow prior to the date thereof, except any net write-up in value of foreign currency in accordance with generally accepted accounting principles; any write-up resulting from reversal of a reserve for bad debts or depreciation; and any write-up resulting from a change in methods of accounting for inventory.

      Coverage Rent: The Initial Base Rent, increased beginning on January 1, 2006, by two and one-half per cent (2.5%) per annum as provided in Section 3.1(c).

      Credit Enhancements: All security deposits, security interests, letters of credit, pledges, guaranties, prepaid rent or other sums, deposits or interests held by Lessee, if any, with respect to the Leased Property, the Tenant Leases or the Tenants.

      Date of Taking: As defined in Section 15.1.

      EBITDAR: Earnings before the deduction of interest, taxes, depreciation, amortization and rent, as determined in accordance with GAAP.

      Encumbrances: As defined in Article XXXVII.

      Event of Default: As defined in Section 16.1.

      Extension Notice: As defined in Article I.

      Extension Term: As defined in Article I.

      Facility: The licensed long-term acute care hospital facility and all improvements in connection therewith operated on the Land.

      Facility Mortgage: As defined in Section 13.1.

      Facility Mortgagee: As defined in Section 13.1.

      Fair Market Added Value: The Fair Market Value (as hereinafter defined) of the Leased Property (including all Capital Additions) less the Fair Market Value of the Leased Property determined as if no Capital Additions paid for by Lessee had been constructed.

      Fair Market Value: The Fair Market Value of the Leased Property or any Substitute Property, including all Capital Additions, (a) and shall be determined in accordance with the appraisal procedures set forth in Article XXXIV or in such other manner as shall be mutually acceptable to Lessor and Lessee, (b) and shall not take into account any reduction in value resulting from any indebtedness to which the Leased Property or such Substitute Property is subject and which encumbrance Lessee or Lessor is otherwise required to remove pursuant to any provision of this Lease or agrees to remove at or prior to the closing of the transaction as to which such Fair Market Value determination is being made. The positive or negative effect on the value of the Leased Property or Substitute Property attributable to the interest rate, amortization schedule, maturity date, prepayment penalty and other terms and conditions of any Encumbrance on the Leased Property or any Substitute Property, as the case may be, which is not so required or agreed to be removed shall be taken into account in determining such Fair Market Value. Notwithstanding anything contained herein to the contrary, any appraisal of the Leased Property shall assume the Lease is in place for a term of fifteen (15) years, and based solely on the rents and other revenues generated and to be generated pursuant to this Lease without any regard to the Lessee's operations.

      Fair Market Value Purchase Price: The Fair Market Value of the Leased Property less the Fair Market Added Value.

      First Amendment: The First Amendment to the Second Amended and Restated Lease Agreement dated August 2, 2004, between Lessor and Lessee.

      Fiscal Year: The fiscal year for this Lease shall be the twelve (12) month period from January 1 to December 31.

      Fixed Term: As defined in Article I.

      Fixtures: As defined in Article I.

      GAAP: Generally accepted accounting principles in the United States, consistently applied.

      Guarantors: Jointly and severally, Vibra Healthcare, LLC (formerly Highmark Healthcare, LLC), Vibra Management, LLC (formerly Highmark Management,
LLC), Senior Real Estate Holdings LLC, d/b/a The Hollinger Group and Brad E. Hollinger.

      Guaranty: That certain Lease Guaranty to be effective the Commencement Date executed and delivered by Guarantors in favor of Lessor, pursuant to the terms of which Guarantors have unconditionally and irrevocably guaranteed the full, faithful and complete performance of Lessee's obligations under this Lease and any other obligations of Lessee, Guarantors or any Affiliate of Lessee or Guarantors to Lessor.

      Hazardous Materials: Any substance, including without limitation, asbestos or any substance containing asbestos and deemed hazardous under any Hazardous Materials Law, the group of organic compounds known as polychlorinated biphenyls, flammable explosives, radioactive materials, infectious wastes, biomedical and medical wastes, chemicals known to cause cancer or reproductive toxicity, pollutants, effluents, contaminants, emissions or related materials and any items included in the definition of hazardous or toxic wastes, materials or substances under any Hazardous Materials Law.

      Hazardous Materials Laws: All local, state and federal laws relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder.

      Healthcare Laws: All rules and regulations under the False Claims Act (31 U.S.C. Section 3729 et seq.), the Anti-Kickback Act of 1986 (41 U.S.C. Section 51 et seq.), the Federal Health Care Programs Anti-Kickback statute (42 U.S.C.
Section 1320a-7a(b)), the Ethics in Patient Referrals Act of 1989, as amended (Stark Law) (42 U.S.C. 1395nn), the Civil Money Penalties Law (42 U.S.C. Section 1320a-7a), or the Truth in Negotiations (10 U.S.C. Section 2304 et seq.), Health Care Fraud (18 U.S.C. 1347), Wire Fraud (18 U.S.C. 1343), Theft or Embezzlement (18 U.S.C. 669), False Statements (18 U.S.C. 1001), False Statements (19 U.S.C.
1035), and Patient Inducement Statute, and equivalent state statutes and any and all rules or regulations promulgated by governmental entities with respect to any of the foregoing.

      Impositions: Collectively, all civil monetary penalties, fines and overpayments imposed by state and federal regulatory authorities, all taxes (including, without limitation, all capital stock and franchise taxes of Lessor, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments (including, without limitation, all assessments, charges and costs imposed under the Permitted Exceptions, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the
Term), ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property and/or the Rent (including all interest and penalties thereon due to any failure in payment by Lessee), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Lessor or Lessor's interest in the Leased Property, (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, sales from, or activity conducted on, or in connection with, the Leased Property or the leasing or use of the Leased Property or any part thereof; provided, however, nothing contained in this Lease shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock, financial institutions or other tax) imposed on Lessor, or (2) any transfer or net revenue tax of Lessor, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any portion of the Leased Property or the proceeds thereof, or (4) except as expressly provided elsewhere in this Lease, any principal or interest on any Encumbrance on the Leased Property, except to the extent that any tax, assessment, tax levy or charge which Lessee is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof, in which case Lessee shall pay.

      Initial Base Rent: The sum of Sixty-Five Thousand, Two Hundred Seventy-Eight and 25/100 Dollars ($65,278.25) per month, being Seven Hundred Eighty-Three Thousand, Three Hundred Thirty-Nine and 00/100 Dollars ($783,339.00) per annum.

      Initial Purchase Price: A price equal to the purchase price paid by Lessor (and its Affiliates, including, without limitation, MPT Operating Partnership, L.P.) for the Leased Property pursuant to the Purchase Agreement, plus all costs and expenses incurred in association with the purchase and lease of such Leased Property, including, but not limited to, legal, appraisal, title, survey, environmental, engineering and other fees paid to advisors and brokers and site visits, and any expenses incurred with respect to the THCI Transaction (as defined in the Purchase Agreement and the Commitment Letter); provided, however, that no such costs or expenses shall be included in the Initial Purchase Price to the extent they are being paid by Lessee in cash or repaid by Lessee pursuant to the Loans.

      Insurance Requirements: All terms of any insurance policy required by this Lease and all requirements of the issuer of any such policy, and such additional insurance which the Lessor may reasonably require.

      Land: As defined in Article I.

      Lease: As defined in the Preamble.

      Lease Deposit: As defined in Section 3.4.

      Lease Assignment: That certain Assignment of Rents and Leases dated on or about the Commencement Date executed by Lessee to Lessor, pursuant to the terms of which Lessee has assigned to Lessor each of the Tenant Leases and Credit Enhancements, if any, as security for the obligations of Lessee under this Lease, the obligations of Guarantors under the Guaranty, and any other obligations of Lessee to Lessor, any Guarantor or any Affiliate of Lessee or any Guarantor to Lessor.

      Lease Year: A twelve (12) month period commencing on the Commencement Date or on each anniversary date thereof, as the case may be.

      Leased Improvements; Leased Property: Each as defined in Article I.

      Legal Requirements: All federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Lessee's operation of its business on the Leased Property, along with the Leased Property or the construction, use or alteration thereof (including, without limitation, the Americans With Disabilities Act and Section 504 of the Rehabilitation Act of 1973) whether now or hereafter enacted and in force, including any which may (a) require repairs, modifications, or alterations in or to the Leased Property, or (b) in any way adversely affect the use and enjoyment thereof, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Lessee (other than encumbrances created by Lessor without the consent of Lessee), at any time in force affecting the Leased Property.

      Lending Institution: Any insurance company, federally insured commercial or savings bank, national banking association, savings and loan association, employees' welfare, pension or retirement fund or system, corporate profit-sharing or pension trust, college or university, or real estate investment trust, including any corporation qualified to be treated for federal tax purposes as a real estate investment trust, having a net worth of at least Fifty Million Dollars ($50,000,000).

      Lessee: 1125 Sir Francis Drake Boulevard Operating Company, LLC, a Delaware limited liability company, and its successors and permitted assigns.

      Lessee's Personal Property: All machinery, equipment, furniture, furnishings, movable walls or partitions, computers, trade fixtures or other personal property (but excluding accounts receivable), and consumable inventory and supplies, used or useful in Lessee's business on the Leased Property for which the Lessee has paid for out of its own funds, including without limitation, all items of furniture, furnishings, equipment, supplies and inventory, and Lessee's operating licenses.

      Lessor: Kentfield THCI Holding Company, LLC, a Delaware limited liability company, and its successors and assigns.

      Letter Amendment: The Letter Amendment dated October 19, 2004, between Lessor, Lessee and Guarantors.

      Licenses: As defined in Article XXXIX.

      Loan Guarantors: Senior Real Estate Holdings LLC d/b/a The Hollinger Group, Vibra Management, LLC (formerly known as Highmark Management, LLC) and Brad E. Hollinger.

      Loan Guaranty: That certain Loan Guaranty to be effective the Commencement Date executed and delivered by Loan Guarantors to MPT Development Services in connection with the Loans.

      Loans: The loans made by MPT Operating Partnership, L.P. and MPT Development Services to Vibra and certain of its Affiliates, evidenced by promissory notes and other security documents executed in connection therewith, including any such loans made after the date hereof.

      Management Agreement: Any contracts and agreements for the management of any part of the Leased Property, including, without limitation, the real estate and the Leased Improvements and the operations of the Facility.

      Management Company: Any person, firm, corporation or other entity or individual who or which will manage any part of the Leased Property pursuant to a Management Agreement.

      Medicaid: The medical assistance program established by Title XIX of the Social Security Act (42 U.S.C. Sections 1396 et seq.) and any statute succeeding thereto.

      Medicare: The health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 U.S.C. Sections 1395 et seq.) and any statute succeeding thereto.

      MPT: shall mean Medical Properties Trust, Inc., an Affiliate of Lessor

      MPT Development Services: MPT Development Services, Inc., an Affiliate of Lessor.

      Non-Capital Addition: As defined in Section 10.4.

      Officer's Certificate: A certificate of Lessee signed by the Chairman of the Board of Directors, the President, any Vice President or the Treasurer of Lessee or another officer authorized to so sign by the Board of Directors or other governing body of Lessee, or any other person whose power and authority to act has been authorized by delegation in writing by any of the persons holding the foregoing offices.

      Other Leases: Any other leases entered into between Lessor or any Affiliate of Lessor and Lessee or Guarantor, or any Affiliate of Lessee and any Guarantor.

      Overdue Rate: On any date, a rate per annum equal to the highest rate allowed by the laws of the State of Alabama.

      Payment Date: Any due date for the payment of the installments of Base Rent, Additional Rent, Percentage Rent or any other sums payable under this Lease.

      Percentage Rent: As defined in Section 3.1(b).

      Permitted Exceptions: As defined in Article I.

      Primary Intended Use: As defined in Section 7.2(b).

      Prime Rate: The annual rate announced by Citibank in New York, New York, to be the prime rate for 90-day unsecured loans to its United States corporate borrowers of the highest credit standing, as in effect from time to time.

      Purchase Agreement: That certain Purchase Agreement dated as of May 20, 2004, by and between THCI Company, LLC, THCI of California, LLC, THCI of Massachusetts, LLC and THCI Mortgage Holding Company, LLC, as Seller, and MPT Operating Partnership, L.P., as Purchaser, as Vibra as a permitted assignee thereunder, as amended by those certain letter agreements dated June 3, June 4, June 14, June 29, and August 2, 2004.

      Purchase Price: The Initial Purchase Price, plus all costs and expenses incurred after the date of this Third Amended and Restated Lease, in association with the purchase and lease of the Leased Property, including, but not limited to, legal, appraisal, title, survey, environmental, engineering and other fees paid to advisors and brokers and site visits, and any expenses incurred with respect to the THCI Transaction (as defined in the Purchase Agreement and the Commitment Letter); provided, however, that no such costs or expenses shall be included in Purchase Price to the extent they are being paid by Lessee in cash or repaid by Lessee pursuant to the Loans (collectively the "Purchase Price Adjustment").

      Purchase Price Adjustment: As defined in the above definition of "Purchase Price."

      Rent: Collectively, the Base Rent (as increased in accordance with the provisions of Section 3.1(c) hereof), the Percentage Rent and the Additional Charges.

      Revenue Threshold: The sum of One Hundred Ten Million and No/100 Dollars ($110,000,000.00).

      Revenues: Collectively, all revenues generated by reason of the operation of the Facility, whether or not directly received or to be received by the Lessee, including, without limitation, all patient and/or resident revenues received or receivable for the use of, or otherwise by reason of, all rooms, beds, units and other facilities provided, meals served, services performed, space or facilities subleased or goods sold on or from the Facility; provided, however, that Revenues shall not include non-operating revenues such as interest income or gain from the sale of assets not sold in the ordinary course of business; and provided, further, that there shall be excluded or deducted (as the case may be) from such revenues; (i) contractual allowances for billings not paid by or received from the governmental authorities or third party payors,
(ii) allowances according to GAAP for uncollectible accounts, (iii) all proper patient or resident billing credits and adjustments according to GAAP related to health care accounting, (iv) deposits refundable to patients/residents of the Facility and (v) provider discounts for hospital or other medical facility utilization contracts.

      Security Agreement: That certain Security Agreement to be dated on or about the Commencement Date executed by Lessee to Lessor, pursuant to the terms of which Lessee has granted to Lessor a first lien and security interest in all of Lessee's rights under this Lease, to certain of Lessee's Personal Property and to all of the Licenses.

      Statements of Cash Flow: For any fiscal year or other accounting period for Guarantors or Lessee and their respective consolidated subsidiaries, statements of earnings and retained earnings and of changes in financial position for such period and for the period from the beginning of the respective Fiscal Year to the end of such period and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with generally accepted accounting principles.

      Substitution Date: As defined in Section 21.1.

      Substitute Properties: As defined in Section 21.1.

      Taking: A taking or voluntary conveyance during the Term hereof of all or part of the Leased Property, or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any Condemnation or other eminent domain proceeding affecting the Leased Property whether or not the same shall have actually been commenced.

      Tenant: The lessees or tenants under the Tenant Leases, if any.

      Tenant Leases: All leases, subleases and other rental agreements (written or verbal, now or hereafter in effect), if any, that grant a possessory interest in and to any space in the Leased Property, or that otherwise have rights with regard to the Leased Property, and all Credit Enhancements, if any, held in connection therewith.

      Term: The actual duration of this Lease, including the Fixed Term and the Extension Terms (if exercised by the Lessee) and taking into account any termination.

      Unavoidable Delays: Delays due to strikes, lockouts, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of either party hereto unless such lack of funds is caused by the failure of the other party hereto.

      Unsuitable for Its Primary Intended Use: As used anywhere in this Lease, the term "Unsuitable for Its Primary Intended Use" shall mean that, by reason of damage or destruction, or a partial Taking by Condemnation, in the good faith judgment of Lessee, reasonably exercised, the Facility cannot be operated on a commercially practicable basis for its Primary Intended Use, taking into account, all relevant factors, and the effect of such damage or destruction or partial Taking.

      Vibra: Vibra Healthcare, LLC (formerly known as Highmark Healthcare, LLC), a Delaware limited liability company, an Affiliate of the Lessee.

                                  ARTICLE III

                                      RENT

      3.1 BASE RENT AND PERCENTAGE RENT. Lessee shall pay to Lessor, in advance and without notice, demand, set off or counterclaim, in lawful money of the United States of America, at Lessor's address set forth herein or at such other place or to such other person as Lessor from time to time may designate in writing, Base Rent and Percentage Rent during the Term as follows:

            (a) BASE RENT: Subject to adjustment as provided herein, Lessee shall pay Lessor base rent (the "Base Rent") in an amount equal to the sum of Sixty-Five Thousand, Two Hundred Seventy-Eight and 25/100 Dollars ($65,278.25) per month, being Seven Hundred Eighty-Three Thousand, Three Hundred Thirty-Nine and 00/100 Dollars ($783,339.00) per annum. Base Rent shall be payable in advance in equal, consecutive monthly installments on or before the tenth (10th) day of each calendar month during the Term, commencing on the Commencement Date (prorated as to any partial month); and

            (b) PERCENTAGE RENT: So long as the Loans are outstanding, commencing with the calendar year beginning January 1, 2005, and beginning with the calendar month next succeeding the month in which Revenues for the Associated Facilities (as herein defined) exceed the Revenue Threshold (determined on an annualized basis), in addition to the Base Rent, Lessee shall pay to Lessor, subject to adjustment as herein provided, percentage rent (the "Percentage Rent") in an amount equal to two percent (the "Percentage Rate") of Revenues for the preceding month. Percentage Rent shall be payable on the tenth (10th) day following the end of the first fiscal quarter for which such Percentage Rent is payable. Each January 1 during the Term, the Percentage Rate shall be decreased pro rata from two percent (2%) per annum to one percent (1%) per annum based upon the amount of principal reduction made with respect to the Loans as of the end of the previous calendar year, it being understood and agreed that in no event shall the Percentage Rate be less than one percent (1%) per annum. For purposes hereof, the term "Associated Facilities" shall mean this Facility along with facilities leased by Lessor's Affiliates to Lessee's Affiliates in Fresno, California, Marlton, New Jersey, Bowling Green, Kentucky, New Bedford, Massachusetts, and Thornton Colorado.

            (c) ADJUSTMENT OF BASE RENT: Beginning on July 1, 2005 and continuing through December, 2005, Base Rent shall be payable in advance in equal, consecutive monthly installments of Seventy-Seven Thousand, Eight Hundred Eighty-Eight and 10/100 Dollars ($77,888.10) on or before the tenth (10th) day of each calendar month. Commencing on January 1, 2006, and on each January 1 thereafter during the term of this Lease, the Base Rent shall be increased by two and one half percent (2.5%) per annum of the previous year's Base Rent. If the previous year's Base Rent is for a partial year, Base Rent shall be adjusted as if it were a full year. Notwithstanding anything contained herein to the contrary, with respect to the adjustment of Base Rent for calendar year 2006, the increased Base Rent for calendar year 2006 will be calculated as if the annual rental rate of Nine Hundred Thirty-Four Thousand, Six Hundred Fifty-Seven and 16/00 Dollars ($934,657.16) applied to the entire calendar year 2005. Notwithstanding anything contained herein to the contrary, the parties hereto acknowledge and agree that all calculations of Base Rent, including six (6) months of the Base Rent for calendar year 2005, have been made by multiplying the Initial Purchase Price by 10.25% per annum. In the event the Initial Purchase Price is adjusted and increased by the Purchase Price Adjustment, then all calculations of Base Rent shall be adjusted accordingly (including the Base Rent for calendar year 2005, if applicable) before adding and calculating the 2.5% annual increases as set forth above.

      3.2 ADDITIONAL CHARGES. In addition to the Base Rent and Percentage Rent, (a) Lessee will also pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions which Lessee assumes or agrees to pay under this Lease, including, without limitation, all licensure violations, civil monetary penalties and fines, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause
(a) above, Lessee will also promptly pay and discharge every fine, penalty, interest and cost which may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) above being referred to herein collectively as the "Additional Charges"), and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease, by statute or otherwise, in the case of non-payment of the Additional Charges, as in the case of the Base Rent or Percentage Rent. If any installment of Base Rent, Percentage Rent or Additional Charges (but only as to those Additional Charges which are payable directly to Lessor) shall not be paid within five (5) Business Days after its due date, Lessee will pay Lessor on demand, as Additional Charges, a late charge (to the extent permitted by law) computed at the Overdue Rate (or at the maximum rate permitted by law, whichever is less) on the amount of such installment, from the due date of such installment to the date of payment thereof. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due.

      3.3 ABSOLUTE TRIPLE NET LEASE. The Rent shall be paid absolutely net to Lessor, so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, and the payments of Percentage Rent and Additional Charges throughout the Term, but subject to any other provisions of this Lease which expressly provide for adjustment of Rent or other charges. Lessee further acknowledges and agrees that all charges, assessments or payments of any kind due and payable without notice, demand, set off or counterclaim under the Permitted Exceptions shall be paid by Lessee as they become due and payable.

      3.4 LEASE DEPOSIT. Upon the execution hereof, Lessor shall loan Lessee an amount equal to twenty-five percent (25%) of the first full year's Base Rent (the "Lease Deposit". The Lease Deposit shall be held by Lessor as security for the performance by Lessee of Lessee's covenants and obligations under the Lease. The Lease Deposit shall not be considered an advance payment of rental or a measure of Lessor's damages in case of default by Lessee. Lessor may, from time to time, without prejudice to any other remedy, use the proceeds thereof to make good any arrearages of Rent, to satisfy any other covenant or obligation of Lessee hereunder or to compensate Lessor for any other loss or damage which Lessor may suffer by reason of any default by Lessee. Following any such use of the Lease Deposit by the Lessor, Lessee shall deliver to Lessor on demand an amount sufficient to restore the aggregate amount held by Lessor, not including any interest earned on the Lease Deposit, to the amount of the original Lease Deposit. If Lessee is not in default at the termination of the Lease, and has complied with all of the provisions of this Lease to be performed by Lessee, including surrender of the Leased Property in accordance with the provisions hereof and has repaid the loan of the Lease Deposit, the Lease Deposit, not including any interest earned on such Lease Deposit, shall be returned by Lessor to Lessee, subject to any draws which have previously been made by Lessor against the Lease Deposit and not replenished by the Lessee. Lessee will not assign or encumber Lessee's interest in the Lease Deposit, and neither Lessor nor Lessor's successors or assigns will be bound by any such attempted assignment or encumbrance of the Lease Deposit. Any interest earned on the Lease Deposit will be for the sole benefit of the Lessor and shall not in any way reduce any amounts owed by Lessee under the terms hereof.

                                   ARTICLE IV

                                   IMPOSITIONS

      4.1 PAYMENT OF IMPOSITIONS. Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing authorities where feasible, and Lessee will promptly, upon request, furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. Lessee's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. If any such Imposition may, at the option of the Lessor, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, shall pay such installments during the Term hereof (subject to Lessee's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Lessor, at its expense, shall, to the extent permitted by applicable law, prepare and file all tax returns and reports as may be required by governmental authorities in respect of Lessor's net income, gross receipts, franchise taxes and taxes on its capital stock, and Lessee, at its expense, shall, to the extent permitted by applicable laws and regulations, prepare and file all other tax returns and reports in respect of any Imposition as may be required by governmental authorities. If any refund shall be due from any taxing authority in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Lessee shall file all personal property tax returns in such jurisdictions where it may legally so file. Lessor, to the extent it possesses the same, and Lessee, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Lessor is legally required to file personal property tax returns, Lessee will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Lessee to file a protest. Lessee may, upon giving notice to Lessor, at Lessee's option and at Lessee's sole cost and expense, protest, appeal, or institute such other proceedings as Lessee may deem appropriate to effect a reduction of real estate or personal property assessments and Lessor, at Lessee's expense as aforesaid, shall fully cooperate with Lessee in such protest, appeal, or other action. Billings for reimbursement by Lessee to Lessor of personal property taxes shall be accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

      4.2 ADJUSTMENT OF IMPOSITIONS. Impositions imposed in respect of the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof shall survive such termination.

      4.3 UTILITY CHARGES. Lessee will contract for, in its own name, and will pay or cause to be paid all charges for electricity, power, gas, oil, water and other utilities used in the Leased Property during the Term.

      4.4 INSURANCE PREMIUMS. Lessee will contract for in its own name and will pay or cause to be paid all premiums for the insurance coverage required to be maintained pursuant to Article XIII during the Term.

                                   ARTICLE V

                                 NO TERMINATION

      5.1 ACKNOWLEDGEMENT. The parties hereto understand, acknowledge and agree that this is an absolute triple net lease. Lessee shall remain bound by this Lease in accordance with its terms and shall neither take any action without the consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent, nor shall the respective obligations of Lessor and Lessee be otherwise affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of the Leased Property or any portion thereof, (b) the lawful or unlawful prohibition of, or restriction upon, Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (c) any claim which Lessee has or might have against Lessor or by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessor and Lessee hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                                   ARTICLE VI

               OWNERSHIP OF LEASED PROPERTY AND PERSONAL PROPERTY

      6.1 OWNERSHIP OF THE LEASED PROPERTY. Lessee acknowledges that the Leased Property is the property of Lessor and that Lessee has only the right to the possession and use of the Leased Property upon the terms and conditions of this Lease.

      6.2 LESSEE'S PERSONAL PROPERTY. Lessee may (and shall as provided hereinbelow), at its expense, install, affix or assemble or place on any parcels of the Land or in any of the Leased Improvements, any items of Lessee's Personal Property, and Lessee may, subject to Section 35.2 hereof and the conditions set forth below, remove the same upon the expiration or any prior termination of the Term. Lessee shall provide and maintain during the entire Term all such Lessee's Personal Property as shall be necessary in order to operate the Facility in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. All of Lessee's Personal Property not removed by Lessee within seven (7) days following the expiration or earlier termination of this Lease shall be considered abandoned by Lessee and may be appropriated, sold, destroyed or otherwise disposed of by Lessor without first giving notice thereof to Lessee, without any payment to Lessee and without any obligation to Lessee to account therefor. Lessee will, at its expense, restore the Leased Property at the expiration or earlier termination of this Lease to the condition required by
Section 9.1(d), including repair of all damage to the Leased Property caused by the removal of Lessee's Personal Property, whether effected by Lessee or Lessor.

                                  ARTICLE VII

                      CONDITION AND USE OF LEASED PROPERTY

      7.1 CONDITION OF THE LEASED PROPERTY. Lessee acknowledges receipt and delivery of possession of the Leased Property and that Lessee has examined and otherwise has acquired knowledge of the condition of the Leased Property prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purpose hereunder. Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, SUITABILITY, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT.

      7.2   USE OF THE LEASED PROPERTY.

            (a) Lessee covenants that it will obtain and maintain throughout the entire Term all approvals needed to use and operate the Leased Property and the Facility for the Primary Intended Use, as defined below, under applicable local, state and federal law, including but not limited to licensure approvals, Medicare and/or a Medicaid certifications, provider numbers, certificates of need, governmental approvals, and full accreditation from all applicable governmental authorities, if any, that are necessary for the operation of the Facility as a long-term acute care hospital facility.

            (b) Beginning on the Commencement Date and during the entire Term, Lessee shall use the Leased Property and the improvements thereon as a long-term acute care hospital facility and for such other uses as may be necessary in connection with or incidental to such use (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent Lessee agrees may be withheld in Lessor's sole discretion, provided however, that Lessee shall be permitted to sublease a portion of the Leased Property for provision of therapy or physician office space without Lessor's consent so long as the sublease otherwise complies with the provisions of Article VIII, Article XXIV and Article XL hereof. No use shall be made or permitted to be made of the Leased Property and no acts shall be done which will cause the cancellation of any insurance policy covering the Leased Property or any part thereof, nor shall Lessee sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or by the standard form of fire insurance policies, any other insurance policies required to be carried hereunder, or fire underwriters regulations. Lessee shall, at its sole cost, comply with all of the requirements, covenants and restrictions pertaining to the Leased Property, including, without limitation, all of the Permitted Exceptions, and other requirements of any insurance board, association, organization or company necessary for the maintenance of the insurance, as herein provided, covering the Leased Property and Lessee's Personal Property.

            (c) Lessee covenants and agrees that during the Term it will continuously operate the Leased Property only in accordance with its Primary Intended Use and Lessee shall maintain its certifications for reimbursement and licensure and all accreditations.

            (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property, or in the Facility, nor shall Lessee cause or permit any nuisance thereon.

            (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof, including any Capital Addition whether or not financed by Lessor, or Lessee's Personal Property, to be used in such a manner as (i) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof.

      7.3 LESSOR TO GRANT EASEMENTS. Lessor will, from time to time so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense, but subject to the reasonable approval of Lessor
(a) grant easements and other rights in the nature of easements, (b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications and transfers (to the extent of its interest in the Leased Property), but only upon delivery to Lessor of an Officer's Certificate stating (and such other information as Lessor may reasonably require confirming) that such grant, release, dedication, transfer, petition or amendment is required for and not detrimental to the proper conduct of the Primary Intended Use on the Leased Property and does not reduce its value.

                                  ARTICLE VIII

                        LEGAL AND INSURANCE REQUIREMENTS

      8.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS. Subject to Article XII relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all Legal Requirements and Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property, whether or not compliance therewith shall require structural change in any of the Leased Improvements or interfere with the use and enjoyment of the Leased Property, and (b) procure, maintain and comply with all licenses, certificates of need, provider agreements, accreditations and other authorizations required for any use of the Leased Property and Lessee's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof, including without limitation, any Capital Additions. Upon Lessor's request, Lessee shall deliver copies of all such licenses, certificates of need, agreements and other authorizations.

      8.2 LEGAL REQUIREMENT COVENANTS. Lessee covenants and agrees that the Leased Property and Lessee's Personal Property shall not be used for any unlawful purpose. Lessee shall use its best efforts to have tenants acquire and maintain all licenses, certificates, permits, provider agreements and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use and any other use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all applicable local, state and federal laws, ordinances, rules and regulations.

      8.3 HAZARDOUS MATERIALS. No Hazardous Materials shall be installed, used, generated, manufactured, treated, handled, refined, produced, processed, stored or disposed of, or otherwise present in, on or under the Property. No activity shall be undertaken on the Property which would cause (i) the Property to become a treatment, storage or disposal facility of hazardous waste, infectious waste, biomedical or medical waste, within the meaning of, or otherwise bring the Property within the ambit of RCRA or any Hazardous Material Laws, (ii) a release or threatened release of Hazardous Material from the Property within the meaning of, or otherwise bring the Property within the ambit of, CERCLA or SARA or any Hazardous Material Laws or (iii) the discharge of Hazardous Material into any watercourse, surface or subsurface of body of water or wetland, or the discharge into the atmosphere of any Hazardous Material which would require a permit under any Hazardous Material Laws. No activity shall be undertaken with respect to the Property which would cause a violation or support a claim under RCRA, CERCLA, SARA or any Hazardous Material Laws. No investigation, administrative order, litigation or settlement with respect to any Hazardous Material is, to the best of the Lessee's knowledge, threatened or in existence with respect to the Property. No notice has been served on Lessee from any entity, governmental body or individual claiming any violation of any Hazardous Material Laws, or requiring compliance with any Hazardous Material Laws, or demanding payment or contribution for environmental damage or injury to natural resources. Lessee has not obtained and Lessee has no knowledge of any reason Lessee will be required to obtain any permits, licenses, or similar authorizations to occupy, operate or use the Improvements or any part of the Property by reason of any Hazardous Material Laws. Lessee hereby agrees to indemnify and defend, at its sole cost and expense, and hold Lessor, its successors and assigns, harmless from and against and to reimburse Lessor with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lessor at any time and from time to time by reason or arising out of any breach or violation of the above.

      8.4 HEALTHCARE LAWS. Lessee warrants and represents that this Lease and all subleases are, and at all times during the term of this Lease will be, in compliance with all Healthcare Laws. Lessee agrees to add to all of its third party agreements relating to the Leased Property, including, without limitation, all subleases, that in the event it is determined that such agreement and/or sublease is in violation of the Healthcare Laws, such agreement and/or sublease shall be renegotiated so that same are in compliance with all Healthcare Laws. Lessee agrees promptly to notify Lessor in writing of receipt of any notice of investigation of any alleged Healthcare Law violations.

      Lessee hereby agrees to indemnify and defend, at its sole cost and expense, and hold Lessor, its successors and assigns, harmless from and against and to reimburse Lessor with respect to any and all claims, demands, actions, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Lessor at any time and from time to time by reason or arising out of any breach or violation of any of the above representations and warranties.

      8.5 REPRESENTATIONS AND WARRANTIES. Lessee and each Guarantor represents and warrants to the Lessor that as of the date hereof as follows: (i) if applicable, such person or entity is a duly organized and existing limited liability company or limited partnership and is duly authorized to enter into, deliver and perform this Lease and the other documents referred to herein and such agreements constitute the valid and binding obligations of such person or entity, enforceable in accordance with their terms, (ii) neither the entering into this Lease nor the performance by such person or entity of its obligations hereunder will violate any provision of law or any agreement, indenture, note or other instrument binding upon such person or entity, (iii) no authority from or approval by any governmental body, commission or agency or consent of any third party is required in connection with the making or validity of and the execution, delivery and performance of this Lease or the other documents referred to herein, (iv) there are no actions, suits or proceedings pending against or, to the knowledge of such person or entity, threatened against or affecting, such person or entity or any of its affiliates, in any court or before or by any governmental department, agency or instrumentality, an adverse decision in which could materially and adversely affect the financial condition, business or operations of such person or entity or the ability of such person or entity to perform its obligations under this Lease or the other documents referred to herein, and (v) such person or entity and each of its affiliates is in compliance in all material respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities.

                                   ARTICLE IX

                             REPAIRS; RESTRICTIONS

      9.1   MAINTENANCE AND REPAIR.

            (a) Lessee, at its expense, will keep the Leased Property and all private roadways, sidewalks and curbs appurtenant thereto (and Lessee's Personal Property) in good first class order and repair (whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements, the age of the Leased Property or any portion thereof) and, except as otherwise provided in Articles XIV and XV, with reasonable promptness, will make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise). All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for the Primary Intended Use. Lessee shall notify the Lessor of any and all repairs or improvements made to the Leased Property in excess of Twenty-Five Thousand and 00/100 Dollars ($25,000.00).

            (b) Lessor shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, or to make any repairs, replacements, alterations, restorations, or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto in connection with this Lease, or to maintain the Leased Property in any way.

            (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (i) constituting the consent or request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (ii) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis for, any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property or any portion thereof.

            (d) Unless Lessor shall convey any of the Leased Property to Lessee pursuant to the provisions of this Lease, Lessee will, upon the expiration or prior termination of the Term, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair during the entire Term of the Lease), damage caused by the gross negligence or willful acts of Lessor and damage or destruction described in Article XIV or resulting from a Taking described in Article XV which Lessee is not required by the terms of this Lease to repair or restore.

            (e) Commencing on July 1, 2005, Lessee shall make quarterly deposits to a Capital Improvement Reserve (the "Capital Improvement Reserve") at a financial institution of the Lessor's choosing, provided, however, that the first such deposit on July 1, 2005 shall be prorated based upon one half of a year. Subject to the immediately preceding sentence, each deposit to be made quarterly thereafter through and including December 31, 2005, shall be equal to the sum of One Thousand Five Hundred and 00/100 Dollars ($1,500.00) per bed per annum (the number of beds to be determined by the actual number of beds certified to be available for use in the Hospital). The account to which such payments are made shall require the signature of an officer of Lessee and Lessor to make withdrawals. On each January 1 thereafter during the entire Lease Term, such payment into the Capital Improvement Reserve shall be increased by 2.50% per annum. Notwithstanding anything contained herein to the contrary, Lessee shall pay into the Capital Improvement Reserve any amounts needed in excess of such required payments as provided herein. The amount in the Capital Improvement Reserve, including interest, may be used by Lessee with Lessor's approval, which such approval will not be unreasonably withheld, or by Lessor with Lessee's approval, which such approval will not be unreasonably withheld, to pay for the repair and replacement of capital items on the Facility. Lessee hereby grants to Lessor a security interest in all monies deposited into the Capital Improvement Reserve and Lessee shall, within fifteen (15) days from the Commencement Date, execute all documents necessary for Lessor to perfect its security interest in the Capital Improvement Reserve. Lessor and Lessee agree that the first dollars of all capital expenditures made in each year during the Term shall be funded from the Capital Improvement Reserve account to the full extent of such account; provided, however, that if Lessor, in its reasonable discretion, determines at any time that the balance then remaining in the Capital Improvement Reserve account is insufficient to pay in full for the present and future anticipated repair and replacement of capital items on the Facility, Lessor shall retain funds in the Capital Improvement Reserve account in an amount sufficient to pay in full for such repair and replacement and Lessee will deposit additional sums into the account from time to time, upon the written request of Lessor, in amounts equal to the difference between the then balance in the Capital Improvement Reserve account and the cost to complete the present and future such repair and replacement so that at all times there is an adequate amount in the Capital Improvement Reserve account to pay for such repair and replacement on a going forward basis.

      9.2 ENCROACHMENTS; RESTRICTIONS. If any of the Leased Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to the Leased Property, or shall violate the agreements or conditions contained in any federal, state or local law, lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or shall impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment, (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the Leased Improvements, and take such other actions, as Lessor in the good faith exercise of its judgment deems reasonably practicable, to remove such encroachment, or to end such violation or impairment, including, if necessary, the alteration of any of the Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Facility for the Primary Intended Use substantially in the manner and to the extent the Facility was operated prior to the assertion of such violation or encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Lessee's obligations under this
Section 9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance and Lessee shall be entitled to a credit for any sums recovered by Lessor under any such policy of title or other insurance.

                                   ARTICLE X

                                CAPITAL ADDITIONS

      10.1  CONSTRUCTION OF CAPITAL ADDITIONS TO THE LEASED PROPERTY.

            (a) If no Event of Default shall have occurred or be continuing under this Lease or the Other Leases, Lessee shall have the right, upon and subject to the terms and conditions set forth below, to construct or install Capital Additions on the Leased Property without the prior written consent of Lessor, provided, however, except as expressly provided in
      Section 10.2(d) hereof, Lessee shall not be permitted to create any Encumbrance on the Leased Property, as defined in Article XXXVII, in connection with such

      Capital Addition. Prior to commencing construction of any Capital Addition, Lessee shall, at Lessee's sole cost and expense (i) submit to Lessor in writing a proposal setting forth in reasonable detail any proposed Capital Addition, (ii) provide to Lessor such plans and specifications, certificates of need and other approvals, permits, licenses, contracts and other information concerning the proposed Capital Addition as Lessor may reasonably request, and (iii) obtain all necessary certificates of need, state licensure surveys and all regulatory approvals of architectural plans. Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such Capital Addition, and the use or uses to which it will be put.

            (b) Prior to commencing construction of any Capital Addition, Lessee shall first request Lessor to provide funds to pay for such Capital Addition in accordance with the provisions of Section 10.3. If Lessor declines or is unable to provide such financing on terms acceptable to Lessee, the provisions of Section 10.2 shall apply. Notwithstanding any other provision of this Article X to the contrary, no Capital Additions shall be made without the consent of Lessor, which consent shall not be unreasonably withheld or delayed, if the Capital Addition Cost of such proposed Capital Addition, when aggregated with the costs of all Capital Additions made by Lessee, would exceed twenty-five percent (25%) of the then Fair Market Value of the Leased Property or would diminish the value of the Leased Property. Furthermore, no Capital Addition shall be made which would tie in or connect any Leased Improvements on the Leased Property with any other improvements on property adjacent to the Leased Property (and not part of the Land covered by this Lease) including, without limitation, tie-ins of buildings or other structures or utilities, unless Lessee shall have obtained the prior written approval of Lessor, which approval in Lessor's sole discretion may be granted or withheld. All proposed Capital Additions shall be architecturally integrated and consistent with the Leased Property.

      10.2 CAPITAL ADDITIONS FINANCED BY LESSEE. If Lessee provides or arranges to finance any Capital Addition, this Lease shall be and hereby is amended to provide as follows:

            (a) The above referenced proportion of the Fair Market Added Value of Capital Additions paid for by Lessee to the Fair Market Value of the entire Leased Property expressed as a percentage is referred to herein as the "Added Value Additional". The Added Value Additional determined as provided above for each Capital Addition financed or paid for by Lessee shall remain in effect until any subsequent Capital Addition.

            (b) There shall be no adjustment in the Base Rent by reason of any such Capital Addition.

            (c) Upon the expiration or earlier termination of this Lease, except by reason of the default by Lessee hereunder, Lessor shall compensate Lessee for all Capital Additions paid for or financed by Lessee in any of the following ways, determined in the sole discretion of Lessor:

                  (i) By purchasing all Capital Additions paid for by Lessee from Lessee for cash in the amount of the Fair Market Added Value of all such Capital Additions paid for or financed by Lessee; or

                  (ii) By purchasing such Capital Additions from Lessee by
            delivering to Lessee Lessor's purchase money promissory note in the amount of said Fair Market Added Value, due and payable not later than eighteen (18) months after the date of expiration or other termination of this Lease, bearing interest at the test rate applicable under Section 1272 of the Code or any successor section thereto ("Test Rate") or, if no such Test Rate exists, at the Prime Rate, which interest shall be payable monthly, and which note shall be secured by a mortgage on the Leased Property, subject to all mortgages and encumbrances on the Leased Property at the time of such purchase; or

                  (iii) Such other arrangement regarding such compensation as shall be mutually acceptable to Lessor and Lessee.

            (d) Lessor and Lessee agree that Lessee's construction lender for Capital Additions shall have the right to secure its loan by a mortgage upon the Leased Property provided such mortgage (i) shall not exceed the cost of the Capital Additions, (ii) shall be subordinate to Lessor's acquisition cost and any Capital Additions paid for by the Lessor of the Leased Property, (iii) shall be subordinate to any mortgage or encumbrance now existing or hereinafter created, and (iv) shall be limited solely to Lessee's interest in the Leased Property.

      10.3  CAPITAL ADDITIONS FINANCED BY LESSOR.

            (a) Lessee shall request that Lessor provide or arrange financing for a Capital Addition by providing to Lessor such information about the Capital Addition as Lessor may reasonably request (a "Request"), including without limitation, all information referred to in Section 10.1 above. Lessor may, but shall be under no obligation to, obtain the funds necessary to meet the Request. Within thirty (30) days of receipt of a Request, Lessor shall notify Lessee as to whether it will finance the proposed Capital Addition and, if so, the terms and conditions upon which it would do so, including the terms of any amendment to this Lease. In no event shall the portion of the projected Capital Addition Cost comprised of land, if any, materials, labor charges and fixtures be less than ninety percent (90%) of the total amount of such cost. Lessee may withdraw its Request by notice to Lessor at any time before or after receipt of Lessor's terms and conditions.

            (b) If Lessor agrees to finance the proposed Capital Addition, Lessee shall provide Lessor with the following prior to any advance of funds:

                  (i) all customary or other required loan documentation;

                  (ii) any information, certificates of need, regulatory
            approvals of architectural plans, other certificates, licenses, permits or documents requested by either Lessor or any lender with whom Lessor has agreed or may agree to provide financing which are necessary to confirm that Lessee will be able to use the Capital Addition upon completion thereof in accordance with the Primary Intended Use, including all required federal, state or local government licenses and approvals;

                  (iii) an Officer's Certificate and, if requested, a
            certificate from Lessee's architect, setting forth in reasonable detail the projected (or actual, if available) cost of the proposed Capital Addition;

                  (iv) an amendment to this Lease, duly executed and
            acknowledged, in form and substance satisfactory to Lessor (the "Lease Amendment"), and containing such provisions as may be necessary or appropriate, including without limitation, any appropriate changes in the legal description of the Land, the Fair Market Value and the Rent, which shall be increased in an amount at least equal to the principal and interest on the debt incurred by Lessor to finance the Capital Addition;

                  (v) a deed conveying title to Lessor to any land acquired for the purpose of constructing the Capital Addition, free and clear of any liens or encumbrances except those approved by Lessor and, both prior to and following completion of the Capital Addition, an as-built survey thereof satisfactory to Lessor;

                  (vi) endorsements to any outstanding policy of title insurance covering the Leased Property and any additional land referred to in 10.3(b)(v) above, or a supplemental policy of title insurance covering the Leased Property and any additional land referred to in 10.3(b)(v) above, satisfactory in form and substance to Lessor (A) updating the same without any additional exceptions, except as may be permitted by Lessor; and (B) increasing the coverage thereof by an amount equal to the Fair Market Value of the Capital Addition (except to the extent covered by the owner's policy of title insurance referred to in subparagraph (vii) below);

                  (vii) if required by Lessor, (A) an owner's policy of title insurance insuring fee simple title to any land conveyed to Lessor pursuant to subparagraph (v), free and clear of all liens and encumbrances except those approved by Lessor and (B) a lender's policy of title insurance satisfactory in form and substance to Lessor and the Lending Institution advancing any portion of the Capital Addition Cost;

                  (viii) if required by Lessor, prior to commencing the Capital
            Addition, an M.A.I. appraisal of the Leased Property indicating that the value of the Leased Property upon completion of the Capital Addition will exceed the Fair Market Value of the Leased Property prior thereto by an amount not less than one hundred percent (100%) of the Capital Addition Cost; and

                  (ix) such other certificates (including, but not limited to, endorsements increasing the insurance coverage, if any, at the time required by Section 13.1), documents, opinions of counsel, appraisals, surveys, certified copies of duly adopted resolutions of the Board of Directors of Lessee authorizing the execution and delivery of the Lease Amendment and any other instruments as may be reasonably required by Lessor and any Lending Institution advancing or reimbursing Lessee for any portion of the Capital Addition Cost.

            (c) Upon making a Request to finance a Capital Addition, whether or not such financing is actually consummated, Lessee shall pay or agree to pay, upon demand, all reasonable costs and expenses of Lessor and any Lending Institution which has committed to finance such Capital Addition which have been paid or incurred by them in connection with the financing of the Capital Addition, including, but not limited to, (i) the fees and expenses of their respective counsel, (ii) all printing expenses, (iii) the amount of any filing, registration and recording taxes and fees, (iv) documentary stamp taxes, if any, (v) title insurance charges, appraisal fees, if any, rating agency fees, if any, and (vi) commitment fees, if any, and (vii) costs of obtaining regulatory and governmental approvals, including but not limited to any required certificates of need, for the construction, operation, use or occupancy of the Capital Addition.

      10.4 REMODELING AND NON-CAPITAL ADDITIONS. Subject to Section 9.1(a), Lessee shall have the right and the obligation to make additions, modifications or improvements to the Leased Property which are not Capital Additions ("Non-Capital Additions") from time to time as it, in its discretion, may deem to be desirable for the Primary Intended Use and to permit the Lessee to comply fully with its obligations set forth in this Lease, provided that such action will be undertaken expeditiously, in a workmanlike manner and will not significantly alter the character or purpose or detract from the value or operating efficiency of the Leased Property and will not significantly impair the revenue producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. The cost of Non-Capital Additions, modifications and improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and, upon expiration or earlier termination of this Lease, shall pass to and become the property of Lessor.

      10.5 SALVAGE. All materials which are scrapped or removed in connection with the making of either Capital Additions permitted by Section 10.1 or repairs required by Article IX shall be or become the property of Lessor.

                                   ARTICLE XI

                                      LIENS

      Subject to the provisions of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the Rent, not including, however, (a) this Lease, (b) the matters, if any, set forth in EXHIBIT B, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor, or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those taxes of Lessor which Lessee is not required to pay hereunder,
(e) subleases permitted by Article XXIV, (f) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or
(2) such liens are in the process of being contested as permitted by Article XII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due, provided that (1) the payment of such sums shall not be postponed for more than sixty (60) days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXVII of this Lease. Unless otherwise expressly provided herein, Lessee shall not mortgage or grant any interest or security interest in, or otherwise assign, any part of Lessee's rights and interests in this Lease, the Leased Property, or any permits, licenses, certificates of need (if any) or any other approvals required to operate the Leased Property during the Term without the prior written consent of Lessor, which may be withheld at Lessor's sole discretion.

                                  ARTICLE XII

                               PERMITTED CONTESTS

      Lessee, on its own or on Lessor's behalf (or in Lessor's name), but at Lessee's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any Imposition, Legal Requirement, Insurance Requirement, lien, attachment, levy, encumbrance, charge or claim not otherwise permitted by
Article XI, provided that (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Lessor and from the Leased Property, (b) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost, (c) in the case of a Legal Requirement, Lessor would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings, (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars ($50,000), then, in any such event, (i) provided the Consolidated Net Worth of Lessee and/or Guarantors is then in excess of Fifty Million Dollars ($50,000,000), Lessee shall deliver to Lessor an Officer's Certificate to the effect set forth in clauses (a), (b) and (c), to the extent applicable, or (ii) in the event the Consolidated Net Worth of Lessee and/or Guarantors is not then in excess of Fifty Million Dollars ($50,000,000), then Lessee shall deliver to Lessor and its counsel an opinion of Lessee's counsel to the effect set forth in clauses (a), (b) and (c), to the extent applicable, (e) in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Lessee shall give such reasonable security as may be demanded by Lessor to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected portion of the Leased Property or the Rent by reason of such non-payment or non-compliance; provided, however, the provisions of this Article XII shall not be construed to permit Lessee to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Lessee to Lessor hereunder, (f) in the case of an Insurance Requirement, the coverage required by Article XIII shall be maintained, and (g) if such contest be finally resolved against Lessor or Lessee, Lessee shall, as Additional Charges due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or Insurance Requirement. Lessor, at Lessee's expense, shall execute and deliver to Lessee such authorizations and other documents as may reasonably be required in any such contest and, if reasonably requested by Lessee or if Lessor so desires, Lessor shall join as a party therein. Lessee shall indemnify and save Lessor harmless against any liability, cost or expense of any kind that may be imposed upon Lessor in connection with any such contest and any loss resulting therefrom.

                                  ARTICLE XIII

                                    INSURANCE

      13.1 GENERAL INSURANCE REQUIREMENTS. During the Term of this Lease, Lessee shall at all times keep the Leased Property and all property located in or on the Leased Property, including Lessee's Personal Property, insured against loss or damage from such causes as are customarily insured against, by prudent owners of similar facilities. Without limiting the generality of the foregoing, the Lessee shall obtain and maintain in effect throughout the Lease Term, the kinds and amounts of insurance deemed reasonably necessary by the Lessor and as described below. This insurance shall be written by companies (i) reasonably acceptable to the Lessor, (ii) that are rated at least an "A-XII" or better by Best's Insurance Guide and Key Ratings and a claim payment rating by Standard & Poor's Corporation of AA or better, and (iii) authorized, licensed and qualified to do insurance business in the state in which the Leased Property is located. The aggregate amount of coverage by a single company must not exceed five percent (5%) of the insurance company's policyholders' surplus. The policies must name Lessor (and any other entities as Lessor may deem necessary) as an additional insured and losses shall be payable to Lessor and/or Lessee as provided in Article XIV. Each insurance policy required hereunder must (i) provide primary insurance without right of contribution from any other insurance carried by Lessor, (ii) contain, unless the Lessee provides to Lessor written confirmation and verification from the insurer that such insurer will not subrogate against Lessor, an express waiver by the insurer of any right of subrogation, setoff or counterclaim against any insured party thereunder including Lessor (provided, however, that if such insurance does not contain such waiver, provided the same is obtainable at commercially reasonable rate; and provided further, however, that Lessee, to the extent it is able to obtain such waiver, shall not be required to replace its existing insurance coverage until three (3) months following the Commencement Date), (iii) permit Lessor to pay premiums at Lessor's discretion, and (iv) as respects any third party liability claim brought against Lessor, obligate the insurer to defend Lessor as an additional insured thereunder. In the event Lessee is unable to obtain such waiver of subrogation, Lessee shall use its best efforts to secure from the insurance company its agreement that all claims and disputes concerning insurance coverage for the Lessee's Personal Property shall be deemed contractual disputes and all litigation and proceedings in connection therewith shall be tried by jury in Jefferson County, Alabama. In addition, the policies shall name as an additional insured the holder ("Facility Mortgagee") of any mortgage, deed of trust or other security agreement securing any Encumbrance placed on the Leased Property in accordance with the provisions of this Lease ("Facility Mortgage"), if any, by way of a standard form of mortgagee's loss payable endorsement. Lessee shall use its best efforts to secure from the insurance company its agreement that any disputes regarding loss adjustment shall be deemed to be contractual disputes and all litigation and proceedings in connection therewith shall be tried by jury in Jefferson County, Alabama. Evidence of insurance and/or Impositions shall be deposited with Lessor and, if requested, with any Facility Mortgagee(s). If any provision of any Facility Mortgage which constitutes a first lien on the Leased Property requires deposits of insurance to be made with such Facility Mortgagee, Lessee shall either pay to Lessor monthly the amounts required and Lessor shall transfer such amounts to such Facility Mortgagee or, pursuant to written direction by Lessor, Lessee shall make such deposits directly with such Facility Mortgagee. The policies on the Leased Property, including the Leased Improvements, the Fixtures and Lessee's Personal Property, shall insure against the following risks:

            (a) All Risks or Special Form Property insurance against loss or damage to the building and improvements, including but not limited to, perils of fire, lightning, water, wind, theft, vandalism and malicious mischief, plate glass breakage, and perils typically provided under an Extended Coverage Endorsement and other forms of broadened risk perils, and insured on a "replacement cost" value basis to the extent of the full replacement value of the Leased Property. The policy shall include coverage for subsidence. The deductible amount thereunder shall be borne by the Lessee in the event of a loss and the deductible must not exceed Fifty Thousand and 00/100 Dollars ($50,000.00) per occurrence. Further, in the event of a loss, the Lessee shall abide by all provisions of the insurance contract, including proper and timely notice of the loss to the insurer, and the Lessee further agrees that it will notify the Lessor of any loss in the amount of Fifty Thousand and 00/100 Dollars ($50,000.00) or greater.

            (b) Flood and earthquake insurance (rated A-VIII) shall be required only in the event that the Leased Property is located in a flood plain or earthquake zone in amounts as may be customary for comparable properties in the geographic area of the Leased Property.

            (c) Insurance against loss of earnings in an amount sufficient to cover not less than twelve (12) months' lost earnings and written in an "all risks" form, either as an endorsement to the insurance required under subparagraph 13.1(a) above, or under a separate policy.

            (d) Worker's compensation insurance covering all employees in amounts that are customary for the Lessee's industry.

            (e) Commercial General Liability in a primary amount of at least One Million and 00/100 Dollars ($1,000,000.00) per occurrence, bodily injury for injury or death of any one person and One Hundred Thousand and 00/100 Dollars ($100,000.00) for Property Damage for damage to or loss of property of others, subject to a Three Million and 00/100 Dollars ($3,000,000.00) annual aggregate with a Ten Million Dollar ($10,000,000.00) policy aggregate limit for all Associated Facilities for all bodily injury and property damage claims, occurring on or about the Leased Property or in any way related to the Leased Property, including but not limited to, any swimming pools or other rehabilitation and recreational facilities or areas that are located on the Leased Property otherwise related to the Leased Property. Such policy shall include coverages of a Broad Form nature, including, but not limited to, Explosion, Collapse and Underground (XCU), Products Liability, Completed Operations, Broad Form Contractual Liability, Broad Form Property Damage, Personal Injury, Incidental Malpractice Liability, and Host Liquor Liability.

            (f) Automobile and vehicle liability insurance coverage for all owned, non-owned, leased or hired automobiles and vehicles in a primary limit amount of One Million and 00/100 Dollars ($1,000,000.00) per occurrence for bodily injury; One Hundred Thousand and 00/100 Dollars ($100,000.00) per occurrence for property damage; subject to an annual aggregate policy limit of One Million and 00/100 Dollars ($1,000,000.00).

            (g) Umbrella liability insurance in the minimum amount of Five Million and 00/100 Dollars ($5,000,000.00) for each occurrence and aggregate combined single limit for all liability, with a Ten Thousand and 00/100 Dollars ($10,000.00) self-insured retention for exposure not covered in underlying primary policies. The umbrella liability policy shall name in its underlying schedule the policies of commercial general liability, garage keepers liability, automobile/vehicle liability and employer's liability under the Worker's Compensation Policy.

            (h) Professional liability insurance for any physician or other employee or agent of the Lessee providing services at the Leased Property in an amount not less than One Million and 00/100 Dollars ($1,000,000.00) per individual claim and Three Million and 00/100 Dollars ($3,000,000.00) annual aggregate with a Ten Million Dollar ($10,000,000.00) policy aggregate limit for all Associated Facilities.

            (i) A commercial blanket bond covering all employees of the Lessee, including its officers and the individual owners of the insured business entity, whether a joint-venture, partnership, proprietorship or incorporated entity, against loss as a result of their dishonesty. Policy limit shall be in an amount of at least One Million and 00/100 Dollars ($1,000,000.00) subject to a deductible of no more than Ten Thousand and 00/100 Dollars ($10,000.00) per occurrence.

      The term "Full Replacement Cost" as used herein, shall mean the actual replacement cost thereof from time to time, including increased cost of construction endorsement, less exclusions provided in the normal fire insurance policy. In the event either Lessor or Lessee believes that the Full Replacement Cost has increased or decreased at any time during the Term, it shall have the right to have such Full Replacement Cost re-determined by the fire insurance company which is then providing the largest amount of fire insurance carried on the Leased Property, hereinafter referred to as the "impartial appraiser". The party desiring to have the Full Replacement Cost so re-determined shall forthwith, on receipt of such determination by such impartial appraiser, give written notice thereof to the other party hereto. The determination of such impartial appraiser shall be final and binding on the parties hereto, and Lessee shall forthwith increase, or may decrease, the amount of the insurance carried pursuant to this Article, as the case may be, to the amount so determined by the impartial appraiser. Lessee shall pay one-half (1/2) the fee, if any, of the impartial appraiser.

      13.2 ADDITIONAL INSURANCE. In addition to the insurance described above, Lessee shall maintain such additional insurance as may be reasonably required from time to time by any Facility Mortgagee and shall further at all times maintain adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property, in accordance with the requirements of applicable local, state and federal law.

      13.3 WAIVER OF SUBROGATION. All insurance policies carried by either party covering the Leased Property, the Fixtures, the Facility and/or Lessee's Personal Property, including without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such a waiver clause or endorsement so long as the same is obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

      13.4 FORM OF INSURANCE. All of the policies of insurance referred to in this Section shall be written in form reasonably satisfactory to Lessor and by insurance companies satisfactory to Lessor. Lessee shall pay all of the premiums therefor, and shall deliver such original policies, or a certified copy thereof (which is certified in writing by a duly authorized agent for the insurance company as a "true and certified" copy of the policy), or in the case of a blanket policy, a copy of the original policy, to the Lessor effective with the Commencement Date and furnished annually thereafter (and, with respect to any renewal policy, at least fifteen (15) days prior to the expiration of the existing policy) and in the event of the failure of Lessee either to obtain such insurance in the names herein called for or to pay the premiums therefor, or to deliver such policies or certified copies of such policies to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to obtain such insurance and pay the premiums therefor, which premiums shall be repayable to Lessor upon written demand therefor, and failure to repay the same shall constitute an Event of Default within the meaning of Section 16.1(c). Each insurer mentioned in this Section shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Lessor, that
(i) it will give to Lessor sixty (60) days' prior written notice (at Lessor's address as specified in Article XXXIII hereof {the "Lessor's Notice Address")) before the policy or policies in question shall be altered, allowed to expire or canceled, (ii) the policy will not lapse, terminate, be canceled or be amended or modified to reduce limits or coverage terms unless and until Lessor has received not less than sixty (60) days' prior written notice at Lessor's Notice Address, (iii) in the event of cancellation due to non-payment of premium, the insurer will provide not less than ten (10) days' prior written notice to the Lessor at the Lessor's Notice Address. Notwithstanding anything contained herein to the contrary, all policies of insurance required to be obtained by Lessee hereunder shall provide that such policies will not lapse, terminate, be canceled, or be amended or modified to reduce limits or coverage terms unless and until Lessor has received not less than thirty (30) days' prior written notice at the address provided in Section XXXIII hereof.

      13.5 INCREASE IN LIMITS. In the event that Lessor shall at any time in its reasonable discretion deem the limits of the personal injury, property damage or general public liability insurance then carried to be insufficient, the parties shall endeavor to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance to be carried shall be determined by an impartial third party selected by the parties. Nothing herein shall permit the amount of insurance to be reduced below the amount or amounts required by any of the Facility Mortgages.

      13.6 BLANKET POLICY. Notwithstanding anything to the contrary contained in this Section, Lessee's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Lessee provided that

            (a) Any such blanket policy or policies are reasonably acceptable to and have been approved by the Lessor, which approval shall not be unreasonably withheld;

            (b) Any such blanket policy or policies shall not be changed, altered or modified without the prior written consent of the Lessor; and

            (c) Any such blanket policy or policies shall otherwise satisfy the insurance requirements of this Article XIII (including the requirement of thirty (30) days' written notice before the expiration or cancellation of such policies as required by Section 13.4 hereof) and shall provide for deductibles in amounts reasonably acceptable to Lessor.

      13.7 NO SEPARATE INSURANCE. Lessee shall not, on Lessee's own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article to be furnished by, or which may reasonably be required to be furnished by, Lessee, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Lessor and all Facility Mortgagees, are included therein as additional insureds and the loss is payable under said insurance in the same manner as losses are required to be payable under this Lease. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies.

                                  ARTICLE XIV

                                FIRE AND CASUALTY

      14.1 INSURANCE PROCEEDS. All proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease shall be paid to Lessor and held by Lessor in trust (subject to the provisions of Section 14.7) and shall be made available for reconstruction or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and shall be paid out by Lessor from time to time for the reasonable cost of such reconstruction or repair. Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Leased Property (or in the event neither Lessor nor Lessee is required or elects to repair and restore, all such insurance proceeds) shall be retained by Lessor free and clear upon completion of any such repair and restoration except as otherwise specifically provided below in this Article XIV. All salvage resulting from any risk covered by insurance shall belong to Lessor except that any salvage relating to Capital Additions paid for by Lessee or to Lessee's Personal Property shall belong to Lessee.

      14.2 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION COVERED BY INSURANCE.

            (a) Except as provided in Section 14.7, if during the Term, the Leased Property is totally or partially destroyed from a risk covered by the insurance described in Article XIII and the Facility thereby is rendered Unsuitable for its Primary Intended Use, Lessee shall have the option, by giving notice to Lessor within sixty (60) days following the date of such destruction, to (i) restore the Facility to substantially the same condition as existed immediately before the damage or destruction, or
      (ii) offer (A) to acquire the Leased Property from Lessor for a purchase price equal to the Fair Market Value Purchase Price of the Leased Property immediately prior to such damage or destruction or (B) to substitute a new property pursuant to and in accordance with the provisions of Article XXI. In the event Lessor does not accept Lessee's offer to so purchase or substitute for the Leased Property, within thirty (30) days after the date of such offer, Lessee may, by giving notice to Lessor within thirty (30) days after receipt of Lessor's notice, either withdraw its offer to purchase or substitute for the Leased Property and proceed to restore the Facility to substantially the same condition as existed immediately before the damage or destruction or, unless Lessor is excused or otherwise not required to accept such Substitute Property pursuant to the provisions of
      Article XXI below, terminate this Lease and, in the latter event, Lessor shall be entitled to retain the insurance proceeds, and Lessee shall pay to Lessor on demand, the amount of any deductible or uninsured loss arising in connection therewith.

            (b) Except as provided in Section 14.7, if during the Term, the Leased Improvements and/or the Fixtures are totally or partially destroyed from a risk covered by the insurance described in Article XIII, but the Facility is not thereby rendered Unsuitable for its Primary Intended Use, Lessee shall restore the Facility to substantially the same condition as existed immediately before the damage or destruction. Such damage or destruction shall not terminate this Lease; provided, however, if Lessee cannot within a reasonable time obtain all necessary governmental approvals, including building permits, licenses, conditional use permits and any certificates of need, after diligent efforts to do so, in order to be able to perform all required repair and restoration work and to operate the Facility for its Primary Intended Use in substantially the same manner as immediately prior to such damage or destruction, Lessee may either (i) offer pursuant to Article XXII to substitute a new property, substantially equivalent to the Leased Property immediately before such damage or destruction, or (ii) offer to purchase the Leased Property for a purchase price equal to the Fair Market Value Purchase Price of the Leased Property immediately prior to such damage or destruction.

            (c) If the cost of the repair or restoration exceeds the amount of proceeds received by Lessor from the insurance required under Article XIII, Lessee shall be obligated to contribute any excess amount needed to restore the Facility prior to use of the insurance proceeds. Such amount shall be paid by Lessee to Lessor (or a Facility Mortgagee if required) to be held in trust together with any other insurance proceeds for application to the cost of repair and restoration.

            (d) In the event Lessor accepts Lessee's offer to purchase the Leased Property or to provide a Substitute Property, this Lease shall terminate upon payment of the purchase price or execution and delivery of all documents required in connection with a Substitute Property under
      Article XXI and Lessor shall remit to Lessee all insurance proceeds being held in trust by Lessor or the Facility Mortgagee if applicable.

      14.3 RECONSTRUCTION IN THE EVENT OF DAMAGE OR DESTRUCTION NOT COVERED BY INSURANCE. Except as provided in Section 14.7 below, if during the Term, the Facility is totally or materially destroyed from a risk not covered by the insurance described in Article XIII but that would have been covered if Lessee carried the insurance customarily maintained by, and generally available to, the operators of reputable health care facilities in the region in which the Facility is located, then, whether or not such damage or destruction renders the Facility Unsuitable for its Primary Intended Use, Lessee at its option shall either (a) restore the Facility to substantially the same condition it was in immediately before such damage or destruction and such damage or destruction shall not terminate this

Lease, or (b) if all of the criteria for such substitution are satisfied, offer to substitute a new property substantially equivalent to the Leased Property immediately before such damage or destruction pursuant to the provisions of
Article XXII. Otherwise, if the Facility is totally or materially destroyed by a risk not covered by such insurance, this Lease shall terminate unless either party gives the other written notice within ninety (90) days of the destruction that the notifying party elects to restore the Facility at the notifying party's expense, in which event this Lease shall remain in full force and effect. If such damage or destruction is not material, Lessee shall restore the Leased Property at Lessee's expense.

      14.4 LESSEE'S PERSONAL PROPERTY. All insurance proceeds payable by reason of any loss of or damage to any of Lessee's Personal Property or Capital Additions financed by Lessee shall be paid to Lessor and Lessor shall hold such insurance proceeds in trust to pay the cost of repairing or replacing the damage to Lessee's Personal Property or the Capital Additions financed by Lessee.

      14.5 RESTORATION OF LESSEE'S PROPERTY. If Lessee is required or elects to restore the Facility as provided in Sections 14.2 or 14.3, Lessee shall also restore all alterations and improvements made by Lessee, Lessee's Personal Property and all Capital Additions paid for by Lessee.

      14.6 NO ABATEMENT OF RENT. This Lease shall remain in full force and effect and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during any period required for repair and restoration.

      14.7  DAMAGE NEAR END OF TERM. Notwithstanding any provisions of Sections
14.2 or 14.3 to the contrary, if damage to or destruction of the Facility occurs during the last twenty-four (24) months of the Term, and if such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of loss, either party shall have the right to terminate this Lease by giving notice to the other within thirty (30) days after the date of damage or destruction, in which event Lessor shall be entitled to retain the insurance proceeds and Lessee shall pay to Lessor on demand the amount of any deductible or uninsured loss arising in connection therewith; provided, however, that any such notice given by Lessor shall be void and of no force and effect if Lessee exercises an available option to extend the Term for one Extended Term within thirty (30) days following receipt of such termination notice.

      14.8 TERMINATION OF RIGHT OF PURCHASE. Any termination of this Lease pursuant to this Article XIV or otherwise shall cause any right to purchase granted to Lessee under this Lease to be terminated and to be without further force or effect.

      14.9 WAIVER. Lessee hereby waives any statutory or common law rights of termination which may arise by reason of any damage or destruction of the Facility.

                                   ARTICLE XV

                                  CONDEMNATION

      15.1  DEFINITIONS.

            (a) "Condemnation" means (i) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor or (ii) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of Condemnation or while legal proceedings for Condemnation are pending.

            (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

            (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

            (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

      15.2 PARTIES' RIGHTS AND OBLIGATIONS. If during the Term there is any Taking of all or any part of the Leased Property or any interest in this Lease by Condemnation, the rights and obligations of the parties shall be determined by this Article XV.

      15.3 TOTAL TAKING. If there is a Taking of all of the Leased Property by Condemnation, this Lease shall terminate on the Date of Taking.

      15.4 PARTIAL TAKING. If there is a Taking of a portion of the Leased Property by Condemnation, this Lease shall remain in effect if the Facility is not thereby rendered Unsuitable for its Primary Intended Use. If, however, the Facility is thereby rendered Unsuitable for its Primary Intended Use, Lessee shall have the option (a) to restore the Facility, at its own expense, to the extent possible, to substantially the same condition as existed immediately before the partial Taking, or (b) to offer (i) to acquire the Leased Property from Lessor for a purchase price equal to the Fair Market Value Purchase Price of the Leased Property immediately prior to such partial Taking, in which event this Lease shall terminate upon payment of the purchase price, or (ii) to substitute a new property pursuant to and in accordance with the provisions of
Article XXI. Lessee shall exercise its option by giving Lessor notice thereof within sixty (60) days after Lessee receives notice of the Taking. In the event Lessor does not accept Lessee's offer to so purchase or substitute for the Leased Property within thirty (30) days after receipt of the notice described in the preceding sentence, Lessee may either (a) withdraw its offer to purchase or substitute for the Leased Property and proceed to restore the Facility, to the extent possible, to substantially the same condition as existed immediately before the partial Taking or (b) terminate this Lease by written notice to Lessor.

      15.5 RESTORATION. If there is a partial Taking of the Leased Property and this Lease remains in full force and effect pursuant to Section 15.4, Lessee shall accomplish all necessary restoration.

      15.6 AWARD DISTRIBUTION. In the event Lessor accepts Lessee's offer to purchase the Leased Property, or to substitute a new property for the Leased Property, as described in clause (b) of Section 15.4, the entire Award shall belong to Lessee provided no event of default is continuing and Lessor agrees to assign to Lessee all of its rights thereto. In any other event, the entire Award shall belong to and be paid to Lessor, except that, if this Lease is terminated, and subject to the rights of the Facility Mortgagee, Lessee shall be entitled to receive from the Award, if and to the extent such Award specifically includes such items, the following:

            (a) A sum attributable to the Capital Additions for which Lessee would be entitled to reimbursement at the end of the Term pursuant to the provisions of Section 10.2(c) and the value, if any, of the leasehold interest of Lessee under this Lease; and

            (b) A sum attributable to Lessee's Personal Property and any reasonable removal and relocation costs included in the Award.

If Lessee is required or elects to restore the Facility, Lessor agrees that, subject to the rights of the Facility Mortgagees, its portion of the Award shall be used for such restoration and it shall hold such portion of the Award in trust, for application to the cost of the restoration.

      15.7 TEMPORARY TAKING. The Taking of the Leased Property, or any part thereof, by military or other public authority shall constitute a Taking by Condemnation only when the use and occupancy by the Taking authority has continued for longer than six (6) months. During any such six (6) month period all the provisions of

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

this Lease shall remain in full force and effect and the Base Rent and Percentage Rent shall not be abated or reduced during such period of Taking.

                                  ARTICLE XVI

                                     DEFAULT

      16.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events (individually, an "Event of Default") shall constitute Events of Default hereunder:

            (a) a default or event of default shall occur under any of the Other Leases, or

            (b) if Lessee shall fail to make a payment of the Rent or any other monetary payment due and payable by Lessee under this Lease when the same becomes due and payable and such failure is not cured by Lessee or Guarantors within a period of twenty (20) days (unless another period of time is expressly provided for elsewhere in this Lease) after receipt by Lessee of notice thereof from Lessor, or

            (c) if Lessee or any of the Guarantors shall fail to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee or Guarantors within a period of thirty
      (30) days after receipt by Lessee of notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of thirty
      (30) days, in which case such failure shall not be deemed to continue if Lessee or Guarantors proceed promptly and with due diligence to cure the failure and diligently completes the curing thereof within sixty (60) days after receipt by Lessee of Lessor's notice of default, or

            (d) if Lessee or any Guarantor shall:

                  (i) admit in writing its inability to pay its debts generally as they become due,

                  (ii) file a petition in bankruptcy or a petition to take
            advantage of any insolvency act,

                  (iii) make an assignment for the benefit of its creditors,

                  (iv) consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or

                  (v) file a petition or answer seeking reorganization or
            arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, or

                  (vi) if Guarantor's total debt is more than the greater of (i)
            one hundred percent (100%) of the total capitalization of the Guarantor, or (ii) 4.5 times the twelve (12) months' total EBITDAR of the Guarantor, whichever is greater, or

                  (vii) if the Leased Property experiences six (6) consecutive quarters of falling average daily census, or

                  (viii) if Lessee's license as defined in Article XXXIX or
            participation or certification in Medicare, Medicaid or other governmental payor programs is terminated, or

                  (ix) if Lessee admits in writing that it cannot meet its
            obligations as they become due; or is declared insolvent according to any law; or assignment of Lessee's property is made for the benefit of creditors; or a receiver or trustee is appointed for Lessee or its property; or the interest of Lessee under this Lease is levied on under execution or other legal process; or any petition is filed by or against Lessee to declare Lessee bankrupt or to delay, reduce or modify Lessee's capital structure if Lessee be a corporation or other entity (provided that no such levy, execution, legal process or petition filed against Lessee shall constitute a breach of this Lease if Lessee shall vigorously contest the same by appropriate proceedings and shall remove or vacate the same within thirty (30) days from the date of its creation, service or filing); or

                  (x) the abandonment or vacation of the Leased Property by
            Lessee; Lessee's absence from the Leased Property for ninety (90) consecutive days shall constitute abandonment.

            (e) if the Lessee or any Guarantor shall, after a petition in bankruptcy is filed against it, be adjudicated a bankrupt or if a court of competent jurisdiction shall enter an order or decree appointing, without the consent of Lessee or such Guarantor, as the case may be, a receiver of Lessee or such Guarantor or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Lessee or such Guarantor under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof, or

            (f) if Lessee or any Guarantor shall be liquidated or dissolved, or shall begin proceedings toward such liquidation or dissolution, or shall, in any manner, permit the sale or divestiture of substantially all of its assets other than in connection with a merger or consolidation of Lessee or such Guarantor into, or a sale of substantially all of Lessee's or such Guarantor's assets to, another corporation, provided that if the survivor of such merger or the purchaser of such assets shall assume all of Lessee's obligations under this Lease by a written instrument, in form and substance reasonably satisfactory to Lessor, accompanied by an opinion of counsel, reasonably satisfactory to Lessor and addressed to Lessor stating that such instrument of assumption is valid, binding and enforceable against the parties thereto in accordance with its terms (subject to usual bankruptcy and other creditors' rights exceptions), and provided, further, that if, immediately after giving effect to any such merger, consolidation or sale, Lessee or such other corporation (if not the Lessee) surviving the same, together with Guarantors, shall have a Consolidated Net Worth not less than the Consolidated Net Worth of Lessee or Guarantors immediately prior to such merger, consolidation or sale, all as to be set forth in an Officer's Certificate delivered to Lessor within thirty (30) days of such merger, consolidation or sale, an Event of Default shall not be deemed to have occurred, or

            (g) if the estate or interest of Lessee in the Leased Property or any part thereof shall be levied upon or attached in any proceeding and the same shall not be vacated or discharged within the later of ninety
      (90) days after commencement thereof or thirty (30) days after receipt by Lessee of notice thereof from Lessor (unless Lessee shall be contesting such lien or attachment in good faith in accordance with Article XII hereof), or

            (h) if, except as a result of damage, destruction or a partial or complete Condemnation, Lessee voluntarily ceases operations on the Leased Property for a period in excess of ninety (90) days, or

            (i) if any of the representations or warranties made by Lessee or Vibra in the Purchase Agreement or in the certificates delivered in connection therewith are or become untrue in any material respect, and which is not cured within twenty (20) days after receipt by Lessee of notice from Lessor thereof, or

            (j) a default shall occur under the Guaranty executed by Guarantors concurrently herewith, or

            (k) a default or event of default shall occur under the Lease Assignment, Security Agreement or any other agreement between Lessor or any Affiliate of Lessor and Lessee or any Guarantor or any Affiliate of Lessee or any Guarantor, or

            (l) if Lessee defaults under the Tenant Leases or fails or refuses to enforce the terms and conditions of the Tenant Leases, or

            (m) if a default shall occur under any of the Loans, or

            (n) if a default shall occur under the Loan Guaranty.

If an Event of Default shall have occurred, Lessor shall have the right at its election, then or at any time thereafter, to pursue any one or more of the following remedies, in addition to any remedies which may be permitted by law or by other provisions of this Lease, without notice or demand, except as hereinafter provided:

      A. Without any notice or demand whatsoever, Lessor may take any one or more of the actions permissible at law to insure performance by Lessee of Lessee's covenants and obligations under this Lease. In this regard, it is agreed that if Lessee deserts or vacates the Leased Property, Lessor may enter upon and take possession of such Leased Property in order to protect it from deterioration and continue to demand from Lessee the monthly rentals and other charges provided in this Lease, without any obligation to relet; but that if Lessor does, at its sole discretion, elect to relet the Leased Property, such action by Lessor shall not be deemed as an acceptance of Lessee's surrender of the Leased Property unless Lessor expressly notifies Lessee of such acceptance in writing pursuant to subsection B of this Section 16.1., Lessee hereby acknowledging that Lessor shall otherwise be reletting as Lessee's agent and Lessee furthermore hereby agreeing to pay to Lessor on demand any deficiency that may arise between the monthly rentals and other charges provided in this Lease and that are actually collected by Lessor. It is further agreed in this regard that in the event of any default described in this Section 16.1, Lessor shall have the right to enter upon the Leased Property by force, if necessary, without being liable for prosecution or any claim for damages therefor, and do whatever Lessee is obligated to do under the terms of this Lease; and Lessee agrees to reimburse Lessor on demand for any expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damages resulting to the Lessee from such action.

      B. Lessor may terminate this Lease by written notice to Lessee, in which event Lessee shall immediately surrender the Leased Property to Lessor, and if Lessee fails to do so, Lessor may, without prejudice to any other remedy which Lessor may have for possession or arrearages in rent (including any interest which may have accrued pursuant to Section 3.4 of this Lease), enter upon and take possession of the Leased Property and expel or remove Lessee and any other person who may be occupying said premises or any part thereof, by force, if necessary, without being liable of prosecution or any claim for damages therefor. Lessee hereby waives any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of rent. In addition, Lessee agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of any termination effected pursuant to this subsection B, said loss and damage to be determined, at Lessor's option, by either of the following alternative measures of damages:

                  (i) Until Lessor is able, although Lessor shall be under no obligation to attempt, to relet the Leased Property, Lessee shall pay to Lessor on or before the first day of each calendar month, the monthly rentals and other charges provided in this Lease. After the Leased Property has been relet by Lessor, Lessee shall pay to Lessor on the 10th day of each calendar month the difference between the monthly rentals and other charges provided in this Lease for the preceding calendar month and that actually collected by Lessor for such month. If it is necessary for Lessor to bring suit in order to collect any deficiency, Lessor shall have a right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Lessor to bring a similar action for any subsequent deficiency or deficiencies. Any amount collected by Lessor from subsequent tenants for any calendar month, in excess of the monthly rentals and other charges provided in this Lease, shall be credited to Lessee in reduction of Lessee's liability for any calendar month for which the amount collected by Lessor will be less than the monthly rentals and other charges provided in this Lease; but Lessee shall have no right to such excess other than the above-described credit.

                  (ii) When Lessor desires, Lessor may demand a final settlement. Upon demand for a final settlement, Lessor shall have a right to, and Lessee hereby agrees to pay, the difference between the total of all monthly rentals and other charges provided in this Lease for the remainder of the Lease Term and the reasonable rental value of the Leased Property for such period, such difference to be discounted to present value at a rate equal to the lowest rate of capitalization (highest present worth) reasonably applicable at the time of such determination and allowed by applicable law. If Lessor elects to exercise the remedy prescribed in subsection A above, this election shall in no way prejudice Lessor's right at any time thereafter to cancel said election in favor of the remedy prescribed in subsection B above. Similarly, if Lessor elects to compute damages in the manner prescribed by subsection B(i) above, this election shall in no way prejudice Lessor's right at any time thereafter to demand a final settlement in accordance with this subsection B(ii) above. Pursuit of any of the above remedies shall not preclude pursuit of any other remedies prescribed in other sections of this Lease and any other remedies provided by law or equity. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an Event of Default shall not be deemed or construed to constitute a waiver of such default.

      C. In addition to other rights and remedies Lessor may have hereunder and at law and in equity, in the event Lessee defaults under this Lease, (i) Lessor shall have the right, but not the obligation or responsibility to hire all or some of the employees of the Lessee, and Lessee hereby acknowledges that no non-compete or non-solicitation agreement is either implied or expressed hereunder relating to such employees; (ii) Lessee is deemed to have assigned to Lessor, at Lessor's sole option, all service agreements (including, without limitation, all medical director agreements); (iii) Lessee is deemed to have assigned and transferred to Lessor, at Lessor's sole option, all supplies and inventory used or usable in the operation of the Leased Property, and (iv) Lessee is deemed, at Lessor's sole discretion, to have transferred and assigned to Lessor all Licenses and agreements, including, without limitation, all Medicare and Medicaid provider numbers, or is hereby deemed, at Lessor's sole discretion, to agree to transfer to the Lessor all of the Licenses, including, without limitation, all Medicare and Medicaid provider numbers.

      D. In addition to the above remedies, in the event of any default hereunder by Lessee, Lessor, at its option, may have one or more of the following remedies in addition to all other legal rights and remedies:

                  (i) Lessor may serve upon Lessee notice that its Lease and the then unexpired term hereof shall terminate and become absolutely void on a date specified in such notice, which shall be the date of such notice or such later date as may be required by law, and the Lease, and well as the right, title, and interest of Lessee hereunder shall, except as to the rights and remedies of Lessor upon termination as provided herein, terminate and become void in the same manner and with the same force and effect as if the date filed in such notice were the date originally specified for the expiration of the Lease term; and Lessee shall then immediately quit and surrender to Lessor the Leased Property, including any and all buildings and improvements thereon, and Lessor may then or at any time thereafter, without judicial proceedings of any kind, enter into and repossess the Leased Property, by picking or changing locks or otherwise to effect such entrance, and may remove all occupants and any property thereon without being liable for any action or prosecution of any kind for such entry or the manner thereof, or loss of or damage to any property upon the Leased Property. In the event of any such termination of this Lease, and in addition to any other rights and remedies Lessor may have, Lessor shall have all of the rights and remedies of a Lessor provided by Sections 1951.4 (Lessor may continue the Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, even if Lessee has the right to sublease or assign) and 1951.2 of the California Civil Code. The amount of damages which Lessor may recover in the event of such termination shall include, without limitation, (A) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for such period that Lessee proves could be reasonably avoided, (B) all unpaid Rent earned at the time of Lease termination, and all reasonable legal expenses and other related costs incurred by Lessor following an event of default, costs incurred by Lessor in recovering the Leased Property and restoring the Leased Property to good order and condition, or in remodeling, renovating or otherwise preparing the Leased Property for reletting, (D) all costs (including, without limitation, any brokerage commissions and reasonable attorneys'
            fees) incurred by Lessor in reletting the Leased Property, and (E) any other sum of money and damages owed by Lessee to Lessor.

                  (ii) In addition, Lessor shall have all the rights and remedies described in Section 1951.4 of the California Civil Code (Lessor may continue the Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due, if Lessee has the right to sublease or assign subject only to reasonable limitations).

                  (iii) Lessor may immediately terminate Lessee's right of
            possession of the Leased Property, but not terminate the Lease, and without notice or demand enter upon the Leased Property or any part thereof and take absolute possession of the same, pick or change the locks, and, at Lessor's sole option may relet the Leased Property or any part thereof for such terms and such rents as Lessor may reasonable elect. In the event Lessor shall elect to so relet, then rent received by Lessor from such reletting shall be applied first, to the payment of any indebtedness other than Rent due hereunder from Lessee to Lessor, second, to the payment of any cost of such reletting, including, without limitation, refurbishing costs and leasing commissions, and third, to the payment of Rent due and unpaid hereunder, and Lessee shall satisfy and pay any deficiency upon demand therefor from time to time. Any entry into and possession of the Leased Property by Lessor shall be without liability or responsibility to Lessee and shall not be in lieu of or in substitution for any other legal rights of Lessor hereunder. Lessee further agrees that Lessor may file suit to recover any sums due under the terms of this Lease and that no recovery of any portion due Lessor hereunder shall be any defense to any subsequent action brought for any amount not therefore reduced to judgment in favor of Lessor. Reletting of the Leased Property shall not be construed as an election on the part of Lessor to terminate this Lease and, notwithstanding any such reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for default.

      16.2 EVENTS OF DEFAULT IN FINANCIAL COVENANTS. The occurrence of any one or more of the following shall constitute a material default and breach of this
Section 16.2 and the Lessor shall have the rights and remedies provided for herein:

            (a) If the total required payments with respect to the total indebtedness of the Lessee when added to the Coverage Rent generates a coverage ratio to the Leased Property's EBITDAR of less than one hundred twenty-five percent (125%) for two consecutive fiscal quarters determined on an annualized basis, or

            (b) The Lessee generates a Coverage Rent lease coverage from EBITDAR of less than one hundred fifty percent (150%) for two consecutive fiscal quarters determined on an annualized basis, or

            (c) If the Leased Property experiences six (6) consecutive quarters of falling average daily census, or

            (d) If the parent company of the Lessee makes a payment default on any of its corporate debt or other leases and such default is not cured within the cure periods provided for therein.

then the Lessor shall have the right to foreclose on the interest of the Lessee and proceed with any remedy the Lessor deems needed, including, but not limited to, selling the Lessee's interest to a third party.

      Upon the occurrence of any of the items in Section 16.1 or this Section 16.2, Lessor may, at its option, require Lessee to cancel the Management Agreement and to replace the Management Company with a company of Lessor's choosing.

      16.3 ADDITIONAL EXPENSES. It is further agreed that, in addition to payments required pursuant to subsections A and B of Section 16.1 above, Lessee shall compensate Lessor for (i) all administrative expenses, (ii) all expenses incurred by Lessor in repossessing the Leased Property (including among other expenses, any increase in insurance premiums caused by the vacancy of the Leased Property), (iii) all expenses incurred by Lessor in reletting (including among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), (iv) all concessions granted to a new tenant or tenants upon reletting (including among other concessions, renewal options), (v) Lessor's reasonable attorneys' fees and expenses, (vi) all losses incurred by Lessor as a direct or indirect result of Lessee's default (including among other losses any adverse action by mortgagees), and (vii) a reasonable allowance for Lessor's administrative efforts, salaries and overhead attributable directly or indirectly to Lessee's default and Lessor's pursuing the rights and remedies provided herein and under applicable law.

      16.4  INTENTIONALLY OMITTED.

      16.5 WAIVER. If this Lease is terminated pursuant to Section 16.1, Lessee waives, to the extent permitted by applicable law, (a) any right of redemption, re-entry or repossession, (b) any right to a trial by jury in the event of summary proceedings to enforce the remedies set forth in this Article XVI, and
(c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

      16.6 APPLICATION OF FUNDS. Any payments otherwise payable to Lessee which are received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order which Lessor may reasonably determine or as may be prescribed by the laws of the state in which the Facility is located.

      16.7 NOTICES BY LESSOR. The provisions of this Article XVI concerning notices shall be liberally construed insofar as the contents of such notices are concerned, and any such notice shall be sufficient if reasonably designed to apprise Lessee of the nature and approximate extent of any default, it being agreed that Lessee is in good or better position than Lessor to ascertain the exact extent of any default by Lessee hereunder.

      16.8 LESSOR'S CONTRACTUAL SECURITY INTEREST. Lessee hereby gives to Lessor an express first and prior contract lien and security interest in all property which may be placed on the Leased Property (including fixtures, equipment, chattels and merchandise) and also upon all proceeds of any insurance which may accrue to Lessee by reason of destruction of or damage to any such property and also upon all of Lessee's interest as lessee and rights and options to purchase fixtures, equipment and chattels placed on the Leased Property (in case of fixtures, equipment and chattels leased to Lessee which are placed on the Leased Property). All exemption laws are hereby waived in favor of such lien and security interest and in favor of Lessor's statutory landlord lien. This lien and security interest are given in addition to any statutory landlord lien and shall be cumulative thereto. Lessor shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Lessee, and to secure payment of any damages or loss which Lessor may suffer by reason of the breach by Lessee of any covenant, agreement or condition contained herein, upon all inventory, merchandise, goods, wares, equipment, fixtures, furniture, improvements and other tangible personal property of Lessee presently, or which may hereafter be, situated in or about the Leased Property, and all proceeds therefrom and accessions thereto and, except as a result of sales made in the ordinary course of Lessee's business, such property shall not be removed without the consent of Lessor until all arrearages in rent as well as any and all other sums of money then due to Lessor or to become due to Lessor hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Lessee. Upon the occurrence of an Event of Default by Lessee, Lessor may, in addition to any other remedies provided herein, enter upon the Leased Property and take possession of any and all inventory, merchandise, goods, wares, equipment, fixtures, furniture, improvements and other personal property of Lessee situated in or about the Leased Property, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Lessee reasonable notice of the time and place of any public sale of the time after which any private sale is to be made, at which sale the Lessor or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Lessee reasonable notice, the requirement of reasonable notice shall be met, if such notice is given in the manner prescribed in this Lease at least ten (10) days before the time of sale. Any sale made pursuant to the provision of this paragraph shall be deemed to have been a public sale conducted in commercially reasonable manner if held in the above-described premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the property is located, for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and legal expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Lessee or as otherwise required by law; the Lessee shall pay any deficiencies forthwith. Upon request by Lessor, Lessee agrees to execute and deliver to Lessor a financing statement in form sufficient to perfect the security interest of Lessor in the aforementioned property and proceeds thereof under the provision of the Uniform Commercial Code (or corresponding state statute or statutes) in force in the state in which the Leased Property is located, as well as any other state the laws of which Lessor may at any time consider to be applicable.

                                  ARTICLE XVII

                             LESSOR'S RIGHT TO CURE

      If Lessee shall fail to make any payment, or to perform any act required to be made or performed under this Lease and to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's reasonable opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case, to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.

                                 ARTICLE XVIII

                         PURCHASE OF THE LEASED PROPERTY

      In the event Lessee purchases the Leased Property from Lessor pursuant to any of the terms of this Lease, including, without limitation Article XXXV, Lessor shall, upon receipt from Lessee of the applicable purchase price, together with full payment of any unpaid Rent due and payable with respect to any period ending on or before the date of the purchase, deliver to Lessee an appropriate special warranty deed or other instrument of conveyance conveying the entire interest of Lessor in and to the Leased Property to Lessee in the condition as received from Lessee, free and clear of all encumbrances other than (a) those that Lessee has agreed hereunder to pay or discharge, (b) those mortgage liens, if any, which Lessee has agreed in writing to accept and to take title subject to, (c) any other Encumbrances permitted to be imposed on the Leased Property under the provisions of Article XXXVII which are assumable at no cost to Lessee or to which Lessee may take subject without cost to Lessee, and (d) any matters affecting the Leased Property on or as of the Commencement Date. The difference between the applicable purchase price and the total of the encumbrances assigned or taken subject to shall be paid in cash to Lessor, or as Lessor may direct, in federal or other immediately available funds except as otherwise mutually agreed by Lessor and Lessee. The closing of any such sale shall be contingent upon and subject to Lessee obtaining all required governmental consents and approvals for such transfer and if such sale shall fail to be consummated by reason of the inability of Lessee to obtain all such approvals and consents, any options to extend the Term of this Lease which otherwise would have expired during the period from the date when Lessee elected or became obligated to purchase the Leased Property until Lessee's inability to obtain the approvals and consents is confirmed shall be deemed to remain in effect for thirty (30) days after the end of such period. All expenses of such conveyance, including, without limitation, the cost of title examination or standard coverage title insurance, survey, attorneys' fees incurred by Lessor in connection with such conveyance, transfer taxes, recording fees and similar charges shall be paid for by Lessee.

                                   ARTICLE XIX

                                  HOLDING OVER

      If Lessee shall for any reason remain in possession of the Leased Property after the expiration of the Term or any earlier termination of the Term hereof, such possession shall be as a tenancy at will during which time Lessee shall pay as rental each month, one and one-half times the aggregate of (a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last complete Lease Year prior to the expiration of the Term; (b) all Additional Charges accruing during the month and (c) all other sums, if any, payable by Lessee pursuant to the provisions of this Lease with respect to the Leased Property. During such period of tenancy, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at will, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.

                                   ARTICLE XX

                              INTENTIONALLY OMITTED

                                  ARTICLE XXI

                            SUBSTITUTION OF PROPERTY

      21.1  SUBSTITUTION OF PROPERTY FOR THE LEASED PROPERTY.

            (a) If, in the good faith judgment of Lessee reasonably exercised, the Leased Property becomes uneconomic or Unsuitable for its Primary Intended Use, or by reason of eviction or other material interference caused by any claim of paramount title, or for other prudent business reasons, Lessee desires to terminate this Lease, Lessee, if no Event of Default shall have occurred and be continuing, at any time prior to the expiration of the Term, shall have the right, subject to the conditions set forth below in this Article XXI, upon written notice to Lessor, to substitute one or more properties (collectively referred to as

      "Substitute Properties" or individually as a "Substitute Property") on a monthly Base Rent Payment Date specified in such notice (the "Substitution Date") occurring not less than ninety (90) days after receipt by Lessor of such notice, except if Lessee is required by court order or administrative action to divest or otherwise dispose of the Leased Property within a shorter time period, in which case if Lessee shall have informed Lessor in writing of the filing of such court order or administrative action and kept Lessor reasonably appraised of the status thereof, the time period shall be shortened appropriately to meet the reasonable needs of Lessee, but in no event less than fifteen (15) Business Days after the receipt by Lessor of such notice. The notice shall be in the form of an Officer's Certificate and shall specify the reason(s) for the substitution and the proposed Substitution Date. For purposes of this paragraph, the desire of Lessee to reduce the payment of Rent with respect to the Leased Property whose operation (considering the Rent) is uneconomic to Lessee shall not be deemed to be a reason for substitution.

            (b) If Lessee voluntarily or involuntarily, for any reason, has discontinued use of the Leased Property in its business operations for a period in excess of one year, and Lessor has not exercised its right to terminate this Lease pursuant to Section 16.1 hereof, Lessee shall have the obligation, upon notice given as set forth in paragraph (a) above, to substitute a Substitute Property or, if applicable, invoke the procedure set forth in Article XXI.

            (c) If Lessee gives the notice referred to in Section 21.1(a) or (b) above, Lessee shall present to Lessor three properties (or groups of properties) each of which property (or groups of properties) shall provide Lessor with a yield (i.e., an annual return on its equity in such property) substantially equivalent to Lessor's yield from the Leased Property at the time of such proposed substitution (or in the case of substitution because of damage or destruction, the yield immediately prior to such damage or destruction) and as reasonably projected over the remaining Term of this Lease. Lessor shall have a period of ninety (90) days within which to review such information and either accept one or reject all the Substitute Properties so presented unless Lessee is required by a court order or administrative action to divest or otherwise dispose of the Leased Property within a shorter time period, in which case the time period shall be shortened appropriately to meet the reasonable needs of Lessee, but in no event shall said period be less than fifteen
      (15) Business Days after Lessor's receipt of said notice (subject to further extension for any period of time in which Lessor is not timely provided with the information provided for in Section 21.2 and Section
      21.3 below) provided, however, that if Lessor shall contend that the Substitute Properties fail to meet all the conditions for substitution set forth in this Article XXI, including without limitation the provisions of Sections 21.1(d), (e) and (f) below, the matter shall be submitted to arbitration at Lessor's discretion and the time periods for Lessor's approval or rejection shall be tolled during the period of such arbitration.

            (d) In the event that, on or before the expiration of the applicable time period for Lessor's review, Lessor has rejected all of the Substitute Properties so presented, then Lessee shall, for a period of sixty (60) days after the expiration of such period, have the right to terminate this Lease as to the Leased Property upon notice to Lessor accompanied by an offer to purchase the Leased Property on the first Base Rent Payment Date occurring at least ninety (90) days after the date of such notice, as specified in such notice, for a purchase price equal to the Fair Market Value Purchase Price, and this Lease shall terminate on the purchase date provided no Event of Default shall have occurred and be continuing.

            (e) If Lessor accepts such offer, or fails to reject the same by written notification within the applicable time period for Lessor's review, Lessor shall, upon receipt from Lessee of the purchase price provided for above and any Rent due and payable hereunder (excluding the installment of Base Rent due on the purchase date), convey the Leased Property to Lessee on the purchase date, in accordance with the provisions of Article XVIII and this Lease shall thereupon terminate as to the Leased Property. Upon completion of the purchase of the Leased Property, no Rent shall thereafter accrue with respect thereto.

            (f) Lessee's right (and obligation) to offer substitution as set forth in this Article is subject to the conditions set forth in Section
      21.2 below, and to the delivery of an opinion of counsel for Lessor confirming that (i) the substitution of the Substitute Property for the Leased Property will qualify as an exchange solely of property of a like-kind under Section 1031 of the Code, in which, generally, except for "boot" such as cash needed to equalize exchange values or discharge indebtedness, no gain or loss is recognized to Lessor, (ii) the substitution or sale will not result in ordinary recapture income to Lessor pursuant to Code Section 1245 or 1250 or any other Code provision,
      (iii) the substitution or sale will result in income, if any, to Lessor of a type described in Code Section 856(c)(2) or (3) and will not result in income of the types described in Code Section 856(c)(4) or result in the tax imposed under Code Section 857(b)(6), and (iv) the substitution or sale, together with all other substitutions and sales made or requested by Lessee or any Affiliate pursuant to any other leases with Lessor of the properties, any other transfers of the Leased Property or the properties leased under other such operating leases, during the relevant time period, will not jeopardize the qualification of Lessor as a real estate investment trust under Code Sections 856-860.

            (g) In the event that the equity value of the Substitute Property or group of Substitute Properties (i.e., the Fair Market Value of the Substitute Property or group of Substitute Properties minus the encumbrances to which Lessor will take the Substitute Property or group of Substitute Properties subject) as of the Substitution Date is greater than the equity value of the Leased Property (i.e., the Fair Market Value of the Leased Property minus the encumbrances to which Lessee will take the Leased Property subject) as of the Substitution Date (or in the case of damage or destruction, the Fair Market Value immediately prior to such damage or destruction), Lessor shall pay an amount equal to the difference, subject to the limitation set forth below, to Lessee; in the event that said equity value of the Substitute Property or group of Substitute Properties is less than said equity value of the Leased Property, Lessee shall pay an amount equal to the difference, subject to the limitation set forth below, to Lessor; provided, however, that neither Lessor nor Lessee shall be obligated to consummate such substitution if such party would be required to make a payment to the other in excess of an amount equal to ten percent (10%) of said Fair Market Value of the Leased Property (the amount of cash paid by one party to the other being hereinafter referred to as the "Cash Adjustment"). Without limiting the generality or effect of the preceding sentence, in the event that, on the Substitution Date, Lessor is obligated to pay a Cash Adjustment to Lessee and Lessor does not have sufficient funds available, or elects not to make such payment in cash, Lessor shall provide Lessee with (and Lessee shall accrue) a purchase money note and mortgage for a term not to exceed eighteen (18) months from the Substitution Date and bearing interest, payable monthly, at the rate per annum described in Section 10.2 as the Test Rate, or if no such Test Rate exists, then at the Prime Rate.

            (h) The Rent for such Substitute Property in all respects shall provide Lessor with a substantially equivalent yield at the time of such substitution (i.e., annual return on its equity in such Substitute Property) to that received (and reasonably expected to be received thereafter) from the Leased Property, taking into account the Cash Adjustment paid or received by Lessor and any other relevant factors.

            (i) The Fair Market Value of the Substitute Property shall be an amount equal to the Fair Market Value of the Leased Property (i) increased by any Cash Adjustment paid by Lessor pursuant to paragraph (g) above, or
      (ii) decreased by any Cash Adjustment paid by Lessee pursuant to paragraph
      (g) above.

      21.2 CONDITIONS TO SUBSTITUTION. On the Substitution Date, the Substitute Property will become the Leased Property hereunder upon delivery by Lessee to Lessor of the following:

            (a) an Officer's Certificate certifying that (i) the Substitute Property has been accepted by Lessee for all purposes of this Lease and there has been no material damage to the improvements located on the Substitute Property nor is any condemnation or eminent domain proceeding pending with respect thereto; (ii) all permits, licenses and certificates (including, but not limited to, a permanent, unconditional certificate of occupancy and all certificates of need, licenses and provider agreements) which are necessary to permit the use of the Substitute Property in accordance with the provisions of this Lease have been obtained and are in full force and effect; (iii) under applicable zoning and use laws, ordinances, rules and regulations the Substitute Property may be used for the purposes contemplated by Lessee and all necessary subdivision approvals have been obtained; (iv) there are no mechanics' or materialmen's liens outstanding or threatened to the knowledge of Lessee against the Substitute Property arising out of or in connection with the construction of the improvements thereon, other than those being contested by Lessee pursuant to Article XII; (v) any mechanics' or materialmen's liens being contested by Lessee will be promptly paid by Lessee if such contest is resolved in favor of the mechanic or materialman; (vi) to the best knowledge of Lessee, there exists no Event of Default under this Lease, and no defense, offset or claim exists with respect to any sums to be paid by Lessee hereunder, and
      (vii) any exceptions to Lessor's title to the Substitute Property do not materially interfere with the intended use of the Substitute Property by Lessee;

            (b) a deed with full warranties conveying to Lessor title to the Substitute Property free and clear of any liens and encumbrances except those approved or assumed by Lessor;

            (c) a lease duly executed, acknowledged and delivered by Lessee, containing the same terms and conditions as are contained herein except that (i) the legal description of the land shall refer to the Substitute Property, (ii) the Fair Market Value, Rent and any Additional Charges for the Substitute Property shall be consistent with the requirements of
      Section 21.1 and (iii) such other changes therein as may be necessary or appropriate under the circumstances shall be made;

            (d) counterparts of a standard owner's or lessee's (as applicable) policy of title insurance covering the Substitute Property (or a valid, binding, unconditional commitment therefor), dated the Substitution Date, in current form and including mechanics' and materialmen's lien coverage, issued to Lessor by a title insurance company satisfactory to Lessor. Such policy shall (i) insure (A) Lessor's fee title to the Substitute Property, subject to no liens or encumbrances except those approved or assumed by Lessor, and (B) that any restrictions affecting the Substitute Property have not been violated and that a fixture violation thereof will not result in a forfeiture or reversion of title, (ii) be in an amount at least equal to the Fair Market Value of the Substitute Property, and (iii) contain such endorsements as may be reasonably requested by Lessor;

            (e) certificates of insurance with respect to the Substitute Property fulfilling the requirements of Article XIII;

            (f) current appraisals or other evidence satisfactory to Lessor, in its sole discretion, as to the current Fair Market Values of such Substitute Property and the Leased Property;

            (g) all available revenue data relating to the Substitute Property for the period from the date of opening for business of the facility on such Substitute Property to the date of Lessee's most recent fiscal year end, or for the most recent three (3) years, whichever is less; and

      such other certificates, documents, opinions of counsel, and other instruments as may be reasonably required by Lessor.

      21.3 CONVEYANCE TO LESSEE. On the Substitution Date or the date specified in the notice given pursuant to Section 21.1. Lessor will convey the Leased Property to Lessee in accordance with the provisions of Article XVIII (except as to payment of any expenses in connection therewith which shall be governed by
Section 21.4 below) upon either (a) payment in cash therefor or (b) conveyance to Lessor of the Substitute Property, as appropriate.

      21.4 EXPENSES. Lessee shall pay or cause to be paid, on demand, all reasonable costs and expenses of Lessor paid or incurred by it in connection with the substitution and conveyance of the Leased Property and the

Substitute Property, including but not limited to (a) fees and expenses of its counsel and consultants, (b) all printing expenses, (c) the amount of any filing, registration and recording taxes and fees, (d) reasonable fees and expenses, if any, incurred in qualifying and maintaining Lessor as a foreign corporation authorized to do business in the state of which the Substitute Property is located, (e) the cost of preparing and recording, if appropriate, a release of the Leased Property from the lien of any mortgage, (f) broker's fees and commissions, if any, (g) documentary stamp and transfer taxes, if any, (h) title insurance charges, and (i) escrow fees. Lessee shall also pay for and obtain all necessary regulatory approvals including licensing, surveys and certificates of need for the Substitute Property.

                                  ARTICLE XXII

                                  RISK OF LOSS

      During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than by Lessor and those claiming from, through or under Lessor) is assumed by Lessee and, Lessor shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section entitle Lessee to any abatement of Rent except as specifically provided in this Lease.

                                 ARTICLE XXIII

                                 INDEMNIFICATION

      Notwithstanding the existence of any insurance or self insurance provided for in Article XIII, and without regard to the policy limits of any such insurance or self insurance, Lessee will protect, indemnify, save harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of: (a) any accident, injury to or death of persons or loss of percentage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of malpractice, (b) any use, misuse, no use, condition, maintenance or repair by Lessee of the Leased Property, (c) any Impositions (which are the obligations of Lessee to pay pursuant to the applicable provisions of this Lease), (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord (Lessee) thereunder. Any amounts which become payable by Lessee under this Section shall be paid within fifteen (15) days after liability therefor on the part of Lessor is determined by litigation or otherwise and, if not timely paid, shall bear a late charge (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Lessee, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Lessor or may compromise or otherwise dispose of the same as Lessee sees fit. Nothing herein shall be construed as indemnifying Lessor against its own negligent acts or omissions or willful misconduct. Lessee's liability for a breach of the provisions of this Article shall survive any termination of this Lease.

                                  ARTICLE XXIV

                    SUBLETTING AND ASSIGNMENT; SUBORDINATION

      24.1 SUBLETTING AND ASSIGNMENT. Lessee shall not assign the Lease or sublease the Leased Property or engage any Management Company, or allow any tenants of the Facility to engage any Management Company, without Lessor's prior written consent, which consent shall not be unreasonably withheld; provided, however, that Lessee shall have the right to assign the Lease or sublease the Leased Property to an Affiliate without Lessor's prior written consent. Any sublease approved by Lessor shall be subordinate to this Lease and may be terminated or left in place by Lessor in the event of a termination of this Lease. Lessor shall not unreasonably withhold its consent to any other or further subletting or assignment, provided that (a) in the case of a subletting, the sublessee shall comply with the provisions of this Article XXIV, (b) in the case of an assignment, the assignee shall assume in writing and agree to keep and perform all of the terms of this Lease on the part of Lessee to be kept and performed and shall be and become jointly and severally liable with Lessee for the performance thereof, (c) an original counterpart of each such sublease and assignment and assumption, duly executed by Lessee and such sublessee or assignee, as the case may be, in form and substance reasonably satisfactory to Lessor, shall be delivered promptly to Lessor, and (d) in case of either an assignment or subletting, Lessee shall remain primarily liable, as principal rather than as surety, for the prompt payment of the Rent and for the performance and observance of all of the covenants and conditions to be performed by Lessee hereunder. Lessor and Lessee acknowledge that there currently exists certain leases or subleases on the Leased Property as described in Article XXXII hereof and such leases and subleases are deemed approved by Lessor under this paragraph. Lessor acknowledges that Lessee has formed an entity (Kentfield Rehabilitation Hospital Pharmacy Limited Partnership) to operate a pharmacy in the Leased Property. Lessee shall within sixty (60) days from the Commencement Date enter into a written lease with such pharmacy entity and provide Lessor a fully executed copy of same.

      24.2  ATTORNMENT. Lessee shall insert in each sublease permitted under
Section 24.1 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Lessor hereunder, (b) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Lessor's option, attorn to Lessor and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease, (c) that sublessee shall from time to time upon request of Lessee or Lessor furnish within ten (10) days an estoppel certificate relating to the sublease, and (d) in the event the sublessee receives a written notice from Lessor or Lessor's assignees, if any, stating that Lessee is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct. All rentals received from the sublessee by Lessor or Lessor's assignees, if any, as the case may be, shall be credited against the amounts owing by Lessee under this Lease.

      24.3 SUBLEASE LIMITATION. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the sublease rental received by Lessor would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto. Provided also, Lessee shall not sublet any portion of the Leased Property for a term extending beyond the Fixed Term hereof without the express consent of Lessor. In addition, all subleases shall comply with the Healthcare Laws.

      24.4 SUBORDINATION. Any sublease approved by Lessor shall be subordinate to this Lease and may be terminated or left in place by Lessor in the event of a termination of this Lease. Lessee hereby agrees that all payments and fees payable under the Management Agreements are subordinate to the payment of the obligations under this Lease and all other documents executed in connection with the Purchase Agreement. Lessee agrees to execute and cause the Management Company to execute (and cause the tenants to execute, if applicable) a subordination agreement relating to the Management Agreements, which subordination agreement shall be in such form and content as is reasonably acceptable to Lessor.

                                  ARTICLE XXV

                 OFFICER'S CERTIFICATES AND FINANCIAL STATEMENTS

            (a) At any time and from time to time within twenty (20) days following written request by Lessor, Lessee will furnish to Lessor an Officer's Certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications) and the dates to which the Rent has been paid. Any such Officer's Certificate furnished pursuant to this Article may be relied upon by Lessor and any prospective purchaser of the Leased Property.

            (b) Lessee will furnish and cause Guarantors to furnish the following statements to Lessor, which must be in such form and detail as Lessor may from time to time, but not unreasonably, request:

                  (i) within ninety (90) days after the end of each of Lessee's fiscal years, a copy of the Statements of Cash Flow for the preceding fiscal year and an Officer's Certificate stating that to the best of the signer's knowledge and belief after making due inquiry, Lessee is not in default in the performance or observance of any of the terms of this Lease and no condition currently exists that would, but for the giving of any required notice or expiration of any applicable cure period, constitute an Event of Default, or, if Lessee shall be in default to its knowledge, specifying all such defaults, the nature thereof and the steps being taken to remedy the same, and

                  (ii) within ninety (90) days after the end of each year, audited financial statements of Lessee, the Guarantors (excluding Brad E. Hollinger) and the operations performed in the Facility, prepared by a nationally recognized accounting firm or an independent certified public accounting firm acceptable to Lessor, which statements shall include a balance sheet and statement of income and expenses and changes in cash flow all in accordance with generally accepted accounting principles, and

                  (iii) within forty-five (45) days after the end of each quarter, current financial statements of Lessee, the Guarantors and the operations performed in the Facility, certified to be true and correct by an officer of Lessee and the Guarantors, as applicable, and

                  (iv) within thirty (30) days after the end of each month current operating statements of the Leased Property, including, but not limited to operating statistics, certified to be true and correct by an officer of the Lessee and the Guarantors, as applicable, and

                  (v) within ten (10) days of receipt, any and all notices (regardless of form) from any and all licensing and/or certifying agencies that the license and/or the Medicare and/or Medicaid certification and/or managed care contract of the Facility is being downgraded to a substandard category, revoked, or suspended, or that action is pending or being considered to downgrade to a substandard category, revoke, or suspend such Facility's license or certification, and

                  (vi) with reasonable promptness, such other information respecting the financial condition and affairs of Lessee and the Guarantors as Lessor may reasonably request from time to time.

                                  ARTICLE XXVI

                                   INSPECTION

      Lessee shall permit Lessor and its authorized representatives to inspect the Leased Property during usual business hours subject to any security, health, safety or confidentiality requirements of Lessee, any governmental agency, any Insurance Requirements relating to the Leased Property, or imposed by law or applicable regulations. Lessee shall pay to Lessor on the Commencement Date an amount equal to Five Thousand and 00/100 Dollars ($5,000.00) to cover the cost of the physical inspections of the Leased Property. Commencing on January 1, 2005, and continuing on January 1 of each year thereafter throughout the Term of this Lease, the inspection fee to be paid by Lessee to Lessor shall increase at a rate equal to two and one-half percent (2.5%) per annum.

                                 ARTICLE XXVII

                                    NO WAIVER

      No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of Rent during the continuance of any such breach, shall constitute a waiver of any such breach or any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                 ARTICLE XXVIII

                               REMEDIES CUMULATIVE

      To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.

                                  ARTICLE XXIX

                                    SURRENDER

      No surrender to Lessor of this Lease or of the Leased Property or any part of any thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.

                                  ARTICLE XXX

                               NO MERGER OF TITLE

      There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.

                                  ARTICLE XXXI

                               TRANSFERS BY LESSOR

      If Lessor or any successor owner of the Leased Property shall convey the Leased Property in accordance with the terms hereof, other than as security for a debt, and the grantee or transferee of the Leased Property shall expressly assume all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, and shall be reasonably capable of performing the obligations of Lessor hereunder, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of the Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owner.

                                 ARTICLE XXXII

                                 QUIET ENJOYMENT

      So long as Lessee shall pay all Rent as the same becomes due and shall fully comply with all of the terms of this Lease and fully perform its obligations hereunder and under the Other Leases, Lessee shall peaceably and quietly have, hold and enjoy the Leased Property for the Term hereof, free of any claim or other action by Lessor or anyone claiming by, through or under Lessor, but subject to all liens and encumbrances of record as of the date hereof or hereafter consented to by Lessee. No failure by Lessor to comply with the foregoing covenant shall give Lessee any right to cancel or terminate this Lease, or to fail to pay any other sum payable under this Lease, or to fail to perform any other obligation of Lessee hereunder. Notwithstanding the foregoing, Lessee shall have the right by separate and independent action to pursue any claim it may have against Lessor as a result of a breach by Lessor of the covenant of quiet enjoyment contained in this Article.

      Notwithstanding anything contained herein to the contrary, Lessor and Lessee acknowledge that there currently exist certain leases and subleases on the Leased Property (the "Tenant Leases") which are more particularly listed on EXHIBIT C attached hereto and made a part thereof by reference and incorporation, copies of which Tenant Leases the Lessee has received and reviewed. Lessee agrees that it will not disturb the rights of the tenants under the Tenant Leases and will enforce all of the obligations of the tenants under such Tenant Leases and will pay and perform all of the obligations to be performed under the Tenant Leases as if Lessee is the lessor or landlord thereunder. In addition, Lessor and Lessee acknowledge that the Lessee has taken an assignment of certain contracts relating to the operation of the facility located on the Leased Property (the "Contracts"), which Contracts require that certain space in the Leased Property be provided as more particularly described in the Contracts. Lessee agrees to abide by the terms and perform the obligations under the Contracts. Lessee hereby agrees to indemnify and hold Lessor harmless from any liabilities and damages incurred by the Lessor as a result of the Lessee's default under the Tenant Leases and the Contracts.

                                 ARTICLE XXXIII

                                     NOTICES

      All notices, demands, consents, approvals, requests and other communications under this Lease shall be in writing and shall be either (a) delivered in person, (b) sent by certified mail, return receipt requested, (c) delivered by a recognized over-night delivery service or (d) sent by facsimile transmission and addressed as follows:

      (a) if to Lessee: 1125 Sir Francis Drake Boulevard Operating Company, LLC
                        4550 Lena Drive
                        Mechanicsburg, PA 17055
                        Attention: Mr. Brad E. Hollinger
                        Fax: (717) 591-5710

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

          with a copy to: Deborah Myers Welsh, Esq.
                          4550 Lena Drive
                          Mechanicsburg, PA 17055
                          Fax: (717) 796-0361

      (b) if to Lessor:   Kentfield THCI Holding Company, LLC
                          1000 Urban Center Drive
                          Suite 501
                          Birmingham, Alabama 35242
                          Attn.: Edward K. Aldag, Jr.
                          Fax: (205) 969-3756

          with a copy to: Thomas O. Kolb, Esq.
                          Baker, Donelson, Bearman, Caldwell & Berkowitz 1600 SouthTrust Tower
                          Birmingham, Alabama 35203
                          Fax: (205) 322-8007

or to such other address as either party may hereafter designate, and shall be effective upon receipt. A notice, demand, consent, approval, request and other communication shall be deemed to be duly received if delivered in person or by a recognized delivery service, when left at the address of the recipient and if send by facsimile, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the recipient's facsimile number; provided that if a notice, demand, consent, approval, request or other communication is served by hand or is received by facsimile on a day which is not a Business Day, or after 5:00 p.m. on any Business Day at the addressee's location, such notice or communication shall be deemed to be duly received by the recipient at 9:00 a.m. on the first Business Day thereafter.

                                 ARTICLE XXXIV

                                    APPRAISAL

      In the event that it becomes necessary to determine the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value of the Leased Property or a Substitute Property for any purpose of this Lease, the party required or permitted to give notice of such required determination shall include in the notice the name of a person selected to act as an appraiser on its behalf. Lessor and Lessee agree that any appraisal of the Leased Property shall be without regard to the termination of this Lease and shall assume the Lease is in place for a term of fifteen (15) years, and based solely on the rents and other revenues generated and to be generated pursuant to this Lease without any regard to Lessee's operations. Within ten (10) days after receipt of any such notice, Lessor (or Lessee, as the case may be) shall by notice to Lessee (or Lessor, as the case may be) appoint a second person as an appraiser on its behalf. The appraisers thus appointed (each of whom must be a member of the American Institute of Real Estate Appraisers or any successor organization thereto) shall, within forty-five (45) days after the date of the notice appointing the first appraiser, proceed to appraise the Leased Property or Substitute Property, as the case may be, to determine the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one (1) appraiser shall have been so appointed, or if two (2) appraisers shall have been so appointed but only one (1) such appraiser shall have made such determination within fifty (50) days after the making of Lessee's or Lessor's request, then the determination of such appraiser shall be final and binding upon the parties. If two (2) appraisers shall have been appointed and shall have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined shall not exceed ten percent (10%) of the lesser of such amounts, then the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined.

If the difference between the amounts so determined shall exceed ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty
(20) days to appoint a third (3rd) appraiser, but if such appraisers fail to do so, then either party may request the American Arbitration Association or any successor organization thereto to appoint an appraiser within twenty (20) days of such request, and both parties shall be bound by any appointment so made within such 20-day period. If no such appraiser shall have been appointed within such twenty (20) days or within ninety (90) days of the original request for a determination of Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have appointment made by such court. Any appraiser appointed, by the American Arbitrator Association or by such court shall be instructed to determine the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value within thirty (30) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two (2) appraisers shall be excluded, and fifty percent (50%) of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the Fair Market Value, Fair Market Value Purchase Price or Fair Market Added Value for such interest. This provision for determination by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                  ARTICLE XXXV

                                 PURCHASE RIGHTS

      35.1 OPTION TO PURCHASE. So long as Lessee is not in default under the terms of this Lease or the Other Leases, at the expiration of this Lease, the Lessee shall have the option, to be exercised by written notice to the Lessor within three hundred sixty-five (365) days prior to the expiration of this Lease, to purchase the Leased Property at a purchase price equal to the greater of (i) the Fair Market Value of the Leased Property, or (ii) the Purchase Price (increased at the rate of two and one-half percent (2.5%) per annum from the Commencement Date). Unless expressly otherwise provided in this Section 35.1, in the event the Lessee exercises such option to purchase the Leased Property, the terms set forth in Article XVIII shall apply. If Lessee does not exercise Lessee's option to purchase within said three hundred sixty-five (365) day period, Lessor shall be free after the expiration of said three hundred sixty-five (365) day period to sell the Leased Property to any party.

      35.2 LESSOR'S OPTION TO PURCHASE LESSEE'S PERSONAL PROPERTY. Effective on not less than ninety (90) days' prior written notice given at any time within one hundred eighty (180) days prior to the expiration of the Term of this Lease, but not later than ninety (90) days prior to such expiration, or such shorter notice as shall be appropriate if this Lease is terminated prior to its expiration date, Lessor shall have the option to purchase all (but not less than all) of Lessee's Personal Property, if any, at the expiration or termination of this Lease, for an amount equal to the net sound insurable value thereof (current replacement cost less accumulated depreciation on the books of Lessee pertaining thereto), subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, security interests and other encumbrances to which Lessee's Personal Property is subject.

                                 ARTICLE XXXVI

                                DEFAULT BY LESSOR

      36.1 DEFAULT BY LESSOR. Lessor shall be in default of its obligations under this Lease if Lessor shall fail to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure shall continue for a period of forty-five (45) days after written notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of forty-five (45) days, in which case such failure shall not be deemed to continue if Lessor, within said forty-five (45) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Lessor shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay. In the event Lessor fails to cure any such default within the grace period described above, Lessee, without waiving or releasing any obligations hereunder, and in addition to all other remedies available to Lessee hereunder or at law or in equity, may, after twenty (20) Business Days' prior written notice to Lessor, purchase the Leased Property from Lessor for a purchase price equal to the Fair Market Value Purchase Price of the Leased Property. In the event Lessee elects to purchase the Leased Property, it shall deliver a notice thereof to Lessor specifying a payment date occurring no less than one hundred eighty (180) days subsequent to the date of such notice on which it shall purchase the Leased Property, and the same shall be thereupon conveyed in accordance with the provisions of Article XVIII.

      36.2 LESSEE'S RIGHT TO CURE. Subject to the provisions of Section 36.1, if Lessor shall breach any covenant to be performed by it under this Lease, Lessee, after twenty (20) Business Days' prior written notice to and demand upon Lessor in accordance with Section 36.1, without waiving or releasing any obligation of Lessor hereunder, and in addition to all other remedies available hereunder and at law or in equity to Lessee, may (but shall be under no obligation at any time thereafter to) make such payment or perform such act for the account and at the expense of Lessor. All reasonable sums so paid by Lessee and all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys' fees) so incurred, together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid or incurred by Lessee, shall be paid by Lessor to Lessee on demand. The rights of Lessee hereunder to cure and to secure payment from Lessor in accordance with this Section 36.2 shall survive the termination of this Lease.

                                 ARTICLE XXXVII

                        FINANCING OF THE LEASED PROPERTY

      37.1 FINANCING BY LESSOR. Lessor agrees that, if it grants or creates any mortgage, lien, encumbrance or other title retention agreement ("Encumbrances") upon the Leased Property, Lessor will use its good faith reasonable efforts to obtain an agreement from the holder of each such Encumbrance whereby such holder agrees (a) to give Lessee the same notice, if any, given to Lessor of any default or acceleration of any obligation underlying any such Encumbrance or any sale in foreclosure of such Encumbrance, (b) to permit Lessee, after thirty (30) days prior written notice, to cure any such default on Lessor's behalf within any applicable cure period, in which event Lessor agrees to reimburse Lessee for any and all reasonable out-of-pocket costs and expenses incurred to effect any such cure (including reasonable attorneys' fees), (c) to permit Lessee to appear with its representatives and to bid at any foreclosure sale with respect to any such Encumbrance, (d) that, if subordination by Lessee is requested by the holder of each such Encumbrance, to enter into an agreement with Lessee containing the provisions described in Article XXXVIII of this Lease, and (e) Lessor further agrees that no such Encumbrance shall in any way prohibit, derogate from, or interfere with Lessee's right and privilege to collaterally assign its leasehold and contract rights hereunder provided such collateral assignment and rights granted to the assignee thereunder shall be subordinate to the rights of the holder of an Encumbrance as provided in Article XXXVIII hereof.

                                ARTICLE XXXVIII

                        SUBORDINATION AND NON-DISTURBANCE

      At the request from time to time by one or more holders of a mortgage or deed of trust that may hereafter be placed by Lessor upon the Leased Property or any part thereof, and any and all renewals, replacements, modifications, consolidations, spreaders and extensions thereof, within thirty (30) days from the date of request, Lessee shall execute and deliver and shall have all subtenants or sublessees of the Leased Property execute and deliver, to such holders a written agreement in a form reasonably acceptable to such holder whereby Lessee and such subtenants and sublessees subordinate this Lease and all of their rights and estate hereunder to each such mortgage or deed of trust that encumbers the Leased Property or any part thereof and agree with each such holder that Lessee and such subtenants and sublessees will attorn to and recognize such holder or the purchaser at any foreclosure sale or any sale under a power of sale contained in any such mortgage or deed of trust, as the case may be, as Lessor under this Lease for the balance of the Term then remaining, subject to all of the terms and provisions of this Lease; provided, however, that each such holder simultaneously executes and delivers a written agreement (a) consenting to this Lease and agreeing that, notwithstanding any such other mortgage, deed of trust, right, title or interest, or any default, expiration, termination, foreclosure, sale, entry or other act or omission under, pursuant to or affecting any of the foregoing, Lessee and such subtenants and sublessees shall not be disturbed in peaceful enjoyment of the Leased Property or the subleased property (as applicable) nor shall this Lease (nor the applicable subleases) be terminated or canceled at any time, except in the event Lessee or such applicable subtenant or sublessee is in default under this Lease or any of the Other Leases, Lessor shall have the right to terminate this Lease or the applicable subleases under the terms and provisions expressly set forth herein; (b) agreeing that for any period while it is Lessor hereunder, it will perform, fulfill and observe all of Lessor's representations, warranties and agreements set forth herein or therein; and (c) agreeing, unless otherwise expressly provided in the mortgage or deed of trust, that all proceeds of the casualty insurance described in Article XIV of this Lease and all Awards described in Article XV will be made available for restoration of the Leased Property as and to the extent required by this Lease, subject only to reasonable regulation regarding the disbursement and application thereof.

                                 ARTICLE XXXIX

                                    LICENSES

      Lessee shall maintain at all times during the Term hereof and any holdover period all federal, state and local governmental licenses, approvals, qualifications, variances, certificates of need, franchises, accreditations, certificates, certifications, consents, permits and other authorizations necessary for the operation of the Facility (collectively, the "Licenses'), and shall qualify and comply with all applicable laws as they may from time to time exist, including those applicable to certification and participation as a provider under Medicare and Medicaid legislation and regulations.

      Lessee shall not, without the prior written consent of Lessor, which may be granted or withheld in its sole discretion, effect or attempt to effect any change in the license category or status of the Facility or any part thereof. Under no circumstances shall Lessee have the right to transfer any of the Licenses to any location other than the Facility or to any other person or entity (except to Lessor as contemplated herein), whether before, during or after the Term hereof. Following the termination of this Lease, Lessee shall retain no rights whatsoever to the Licenses, and Lessee will not move or attempt to move the Licenses to any other location. To the extent that Lessee has or will extend any right, title, or claim of right whatsoever in and to the Licenses or the right to operate the Facility, all such right, title, or claim of right shall automatically revert to the Lessor or to Lessor's designee upon termination of this Lease, to the extent allowed by law. Upon any termination of this Lease or any breach or default by Lessee hereunder (which breach or default is not cured within any applicable grace period and which results in Lessor terminating this Lease), Lessor shall have the sole, complete, unilateral, absolute and unfettered right to cause all Licenses to be reissued in Lessor's name or in the name of Lessor's designee upon application therefor to the issuing authority, and to further have the right to have any and all provider and/or third party payor agreements as a provider in the Medicare and/or Medicaid and other federal healthcare programs issued in Lessor's name or in the name of Lessor's designee.

      Upon termination of this Lease and for reasonable periods of time immediately before and after such termination, Lessee shall use its best efforts to facilitate an orderly transfer of the operation and occupancy of the Facility to Lessor or any new lessee or operator selected by Lessor, it being understood and agreed that such cooperation shall include, without limitation, (a) Lessee's assignment. if and to the extent allowed by law, to Lessor or Lessor's new lessee or operator of any and all Licenses, (b) Lessee's use of best efforts to maintain, to the maximum extent allowed by applicable law, the effectiveness of any and all such Licenses until such time as any new Licenses necessary for any new Lessee or operator to operate the Facility have been issued, and (c) the taking of such other actions as are required by applicable law or as are reasonably requested by Lessor. Upon any termination of this Lease or any breach or default by Lessee hereunder (which breach or default is not cured within any applicable grace period and which results in Lessor terminating this Lease), Lessor shall have the sole, complete, unilateral, absolute and unfettered right to cause any and all Licenses to be reissued in Lessor's name or in the name of Lessor's designee upon application therefor to the appropriate authority, if required, and to further have the right to have any and all Medicare and Medicaid and any other provider and/or third party payor agreements issued in Lessor's name or in the name of Lessor's designee. The provisions of this Section are in addition to the other provisions of this Lease.

      It is an integral condition of this Lease that Lessee covenants and agrees not to sell, move, modify, cancel, surrender, transfer, assign, sell, relocate, pledge, secure, convey or in any other manner encumber any License or any governmental or regulatory approval, consent or authorization of any kind to operate the Facility.

      Lessee shall immediately (within two (2) business days) notify Lessor in writing of any notice, action or other proceeding or inquiry of any governmental agency, bureau or other authority whether federal, state, or local, of any kind, nature or description, which could adversely affect any material License or Medicare and/or Medicaid-certification status, or accreditation status of the Facility, or the ability of Lessee to maintain its status as the licensed and accredited operator of the Facility or which alleges noncompliance with any law. Lessee shall immediately (within two (2) business days) upon Lessee's receipt, furnish Lessor with a copy of any and all such notices and Lessor shall have the right, but not the obligation, to attend and/or participate, in Lessor's sole and absolute discretion, in any such actions or proceedings. Lessee shall act diligently to correct any deficiency or deal effectively with any "adverse action" or other proceedings, inquiry or other governmental action, so as to maintain the licensure and Medicare and/or Medicaid-certification status stated herein in good standing at all times. Lessee shall not agree to any settlement or other action with respect to such proceedings or inquiry which affects the use of the Leased Property or any portion thereof as provided herein without the prior written consent of Lessor, which consent shall not be unreasonably withheld or delayed. Lessee agrees to provide documentation and sign, and if Lessee fails to do so upon request of Lessor, Lessee hereby irrevocably appoints Lessor, as agent of Lessee for the express purpose of signing, acknowledging and/or delivering any and all documents, instruments or other writings which are or may become necessary, proper and/or advisable to cause any and all rehabilitation hospital licenses, Department of Human Services of the State of California ("DHS") provider agreements, and/or state or federal Title XVIII and/or Title XIX provider agreements to be obtained (either in total or individually) in the name of Lessor or the name of Lessor's designee in the event that Lessor reasonably determines in good faith that (irrespective of any claim, dispute or other contention or challenge of Lessee) there is any breach, default or other lapse in any representation, warranty, covenant or other delegation of duty to Lessee (beyond any applicable grace or cure period) and the issuing government agency has threatened or asserted that such license or provider agreement will terminate or has lapsed or that Lessee's license or certification or accreditation status is in jeopardy. This power is coupled with the ownership interest of Lessor in and to the Facility and all incidental rights attendant to any and all of the foregoing rights.

                                   ARTICLE XL

                         COMPLIANCE WITH HEALTHCARE LAWS

      Lessee hereby covenants, warrants and represents to Lessor that as of the Commencement Date and throughout the Term: (i) Lessee shall be, and shall continue to be validly licensed, Medicare and/or Medicaid certified, and, if required, accredited to operate the Facility in accordance with the applicable rules and regulations of the State of California, federal governmental authorities and accrediting bodies, including, but not limited to, the United States Department of Health and Human Services, DHSS, DHS and CMS; and/or (ii) Lessee shall be, and shall continue to be, certified by and the holder of valid provider agreements with Medicare/Medicaid issued by DHHS, DHS and/or CMS and shall remain so certified and shall remain such a holder in connection with its operation of the Leased Property as a licensed and Medicare and/or Medicaid certified long-term acute care hospital facility; (iii) Lessee shall be, and shall continue to be in substantial compliance with and shall remain in substantial compliance with all state and federal laws, rules, regulations and procedures with regard to the operation of the Facility, including, without limitation, substantial compliance under HIPAA; (iv) Lessee shall operate the Facility in a manner consistent with high quality rehabilitation services and sound reimbursement principles under the Medicare and/or Medicaid programs and as required under state and federal law; and (v) Lessee shall not abandon, terminate, vacate or fail to renew any license, certification, accreditation, certificate, approval, permit, waiver, provider agreement or any other authorization which is required for the lawful and proper operation of the Facility or in any way commit any act which will or may cause any such license, certification, accreditation, certificate, approval, permit, waiver, provider agreement or other authorization to be revoked by any federal, state or local governmental authority or accrediting body having jurisdiction thereof.

                                  ARTICLE XLI

                                  MISCELLANEOUS

      41.1 GENERAL. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of expiration or termination of this Lease shall survive such expiration or termination. If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing and in recordable form signed by Lessor and Lessee. All the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of Alabama but not including its conflict of laws rules.

      41.2 TRANSFER OF LICENSES. Upon the expiration or earlier termination of the Term, Lessee shall, if and to the extent allowed by law, transfer to Lessor or Lessor's nominee, without additional consideration to Lessee, all licenses (except Lessee's operating licenses), operating permits, licenses and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary or useful in the operation of the Facility. Lessee hereby grants to Lessor a landlord's lien on such operating permits and licenses and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities which may be necessary or useful in the operation of the Facility.

      41.3 LESSOR'S EXPENSES. In addition to other provisions herein, Lessee agrees and shall pay and/or reimburse Lessor's reasonable costs and expenses, including reasonable legal fees, incurred or resulting from and relating to (a) requests by Lessee for approval or consent under this Lease Agreement; or (b) any circumstances or developments which give rise to Lessor's right of consent or approval; or (c) circumstances resulting from any action or inaction by Lessee contrary to the lease provisions; or (d) a request for changes including, but not limited to, (i) the permitted use of the Leased Property, (ii) alterations and improvements to the Leased Improvements, (iii) subletting or assignment, or (iv) any other changes in the terms, conditions or provisions of this Lease. Such expenses and fees shall be paid by Lessee within thirty (30) days of the submission of a statement for the same or such amount(s) shall become Additional Charges and subject to the Overdue Rate after the 30 days.

      41.4 ENTIRE AGREEMENT; MODIFICATIONS. This Lease embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior to contemporaneous agreements, understandings, representations and statements (oral or written), including, without limitation, the First

Amendment and the Letter Amendment, are merged into this Lease. Neither this Lease nor any provision hereof may be modified or amended except by an instrument in writing signed by Lessor and Lessee.

      41.5 GUARANTY. At the time of the execution and delivery of this Lease by Lessee to Lessor, Lessee shall simultaneously therewith deliver to the Lessor a Lease Guaranty in a form satisfactory to Lessor, whereby the Guarantors shall absolutely and irrevocably guarantee the full payment and performance of all of Lessee's obligations under this Lease.

      41.6 LESSOR'S RIGHT TO SELL. Lessee understands that Lessor may sell its interest in the Leased Property in whole or in part. The Lessee agrees that any purchaser may exercise any and all rights of Lessor, as fully as if such had made the purchase of the Leased Property directly from the Lessee as set out in the Purchase Agreement. Lessor may divulge to any such purchaser all information, reports, financial statements, certificates and documents obtained by it from Lessee. Notwithstanding anything contained herein to the contrary, so long as Lessee is not in default under the terms of this Lease, Lessor shall not sell the Leased Property to a direct competitor of Lessee, without the consent of Lessee, which consent shall not be unreasonably withheld. For the purposes of this Section 41.6, the term "direct competitor" shall mean an entity operating a long-term acute care hospital.

      41.7 FUTURE FINANCING. Lessee hereby agrees that if at any time during the Term the Lessee purchases or contemplates the purchase of a facility, or property to be used, for the operation of a business for the Primary Intended Use, or if Lessee wishes to expand or renovate the Leased Property or any other facilities leased to the Lessee under the Other Leases, Lessee shall notify Lessor in writing of such purchase or contemplated purchase, and Lessor shall have the first opportunity to provide financing for such purchase, expansion or renovation upon terms mutually agreeable to Lessor and Lessee.

      41.8 SUBORDINATION OF LESSEE AND GUARANTORS. Lessee and Guarantors agree that (a) all indebtedness owed by Lessee under all agreements executed in connection with the Lessee's financing of certain personal property to be used in connection with the operation of the Facility, and (b) all fees due and payable under any Management Agreements, shall be subordinate to all monetary obligations under this Lease. All Management Agreements entered into shall expressly contain an acknowledgment of such subordination. At the request of the Lessor from time to time, Lessee shall execute, and obtain from all parties subject to such Management Agreements executed written confirmation of such subordination, which shall be delivered to Lessor within twenty (20) days from Lessor's request.

      41.9 LESSOR SECURITIES OFFERING AND FILINGS. Notwithstanding anything contained herein to the contrary, Lessee agrees to cooperate with Lessor and MPT in connection with any securities offerings and filings and in connection therewith, the Lessee shall furnish Lessor with such financial and other information as Lessor shall request and Lessor and MPT shall have the right of access at reasonable business hours and upon advance notice to the Facility and all documentation and information relating to the Facility and have the right to disclose any information regarding this Lease, the Commitment Letter, the Lessee, the Guarantors, the Leased Property, the Facility, and such other additional information which Lessor and/or MPT may reasonably deem necessary.

      41.10 LESSEE'S OBLIGATIONS UNDER PURCHASE AGREEMENT. Lessee shall perform all of its obligations under Sections 6.3, 6.4, 6.5, 6.6, 7.1(b), 7.4, 7.5, 7.8,
8.4(c) and 11.3 of the Purchase Agreement and, if requested to do so by Lessor, shall respond timely to all requests regarding such performance by the selling parties under the Purchase Agreement.

      41.11 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                                  ARTICLE XLII

                               MEMORANDUM OF LEASE

      Lessor and Lessee shall, promptly upon the request of either, enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the state in which the Leased Property is located in which reference to this Lease, and all options contained herein, shall be made.

                    [ SIGNATURES APPEAR ON FOLLOWING PAGES ]

      IN WITNESS WHEREOF, the parties have caused this Lease to be executed and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized.

                                     LESSOR:

                                     KENTFIELD THCI HOLDING COMPANY, LLC,
                                     a Delaware limited liability company

                                     BY:  MPT OPERATING PARTNERSHIP, L.P.
                                     ITS: SOLE MEMBER

                                     By: /s/ Edward K. Aldag, Jr.
                                         ---------------------------------------
                                          Edward K. Aldag, Jr.
                                     Its: President and Chief Executive Officer

                                   LESSEE:

                                   1125 SIR FRANCIS DRAKE BOULEVARD OPERATING
                                   COMPANY, LLC, a Delaware limited liability company

                                   By: /s/ Brad E. Hollinger
                                       -----------------------------------------
                                        Brad E. Hollinger
                                   Its: President

                                   GUARANTORS:

                                   VIBRA HEALTHCARE, LLC
                                   (formerly known as Highmark Healthcare, LLC), a Delaware limited liability company

                                   By: /s/ Brad E. Hollinger
                                       -----------------------------------------
                                        Brad E. Hollinger
                                   Its: President

                                   SENIOR REAL ESTATE HOLDINGS LLC
                                   (d/b/a The Hollinger Group), a Delaware
                                   limited liability company

                                   By: /s/ Brad E. Hollinger
                                       -----------------------------------------
                                        Brad E. Hollinger
                                   Its: President

                                   VIBRA MANAGEMENT, LLC
                                   (formerly known as Highmark Management, LLC), a Delaware limited liability company

                                   By: /s/ Brad E. Hollinger
                                       -----------------------------------------
                                        Brad E. Hollinger
                                   Its: President

                                   /s/ Brad E. Hollinger
                                   ---------------------------------------------
                                   BRAD E. HOLLINGER

STATE OF ALABAMA

JEFFERSON COUNTY

      On this ________ day of __________________, 2004, before me,
______________________, a Notary Public of said State, duly commissioned and sworn, personally appeared EDWARD K. ALDAG, JR., personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as President and Chief Executive Officer of MPT Operating Partnership, L.P., the Sole Member of KENTFIELD THCI HOLDING COMPANY, LLC, a Delaware limited liability company, and acknowledged to me that such limited partnership, as the Sole Member of such limited liability company, executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year in this certificate first above written.

                                        ________________________________________
                                        NOTARY PUBLIC
                                        Printed Name:___________________________
                                        My Commission Expires:__________________
[ AFFIX NOTARY SEAL ]

STATE OF _____________

COUNTY OF ____________

      On this ________ day of _______________, 2004, before me,
______________________, a Notary Public of said State, duly commissioned and sworn, personally appeared BRAD E. HOLLINGER, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as President of 1125 SIR FRANCIS DRAKE BOULEVARD OPERATING COMPANY, LLC, a Delaware limited liability company, and acknowledged to me that such limited liability company executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year in this certificate first above written.

                                        ________________________________________
                                        NOTARY PUBLIC
                                        Printed Name:___________________________
                                        My Commission Expires:__________________
[ AFFIX NOTARY SEAL ]

STATE OF _____________

COUNTY OF ____________

      On this ________ day of ____________, 2004, before me,
______________________, a Notary Public of said State, duly commissioned and sworn, personally appeared BRAD E. HOLLINGER, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as President of VIBRA HEALTHCARE, LLC (FORMERLY KNOWN AS HIGHMARK HEALTHCARE, LLC), a Delaware limited liability company, and acknowledged to me that such limited liability company executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year in this certificate first above written.

                                        ________________________________________
                                        NOTARY PUBLIC
                                        Printed Name:___________________________
                                        My Commission Expires:__________________
[ AFFIX NOTARY SEAL ]

STATE OF _____________

COUNTY OF ____________

      On this ________ day of ____________, 2004, before me,
______________________, a Notary Public of said State, duly commissioned and sworn, personally appeared BRAD E. HOLLINGER, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as President of SENIOR REAL ESTATE HOLDINGS, LLC (d/b/a THE HOLLINGER GROUP), a Delaware limited liability company, and acknowledged to me that such limited liability company executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year in this certificate first above written.

                                        ________________________________________
                                        NOTARY PUBLIC
                                        Printed Name:___________________________
                                        My Commission Expires:__________________
[ AFFIX NOTARY SEAL ]

STATE OF _____________

COUNTY OF ____________

      On this ________ day of ____________, 2004, before me,
______________________, a Notary Public of said State, duly commissioned and sworn, personally appeared BRAD E. HOLLINGER, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as President of VIBRA MANAGEMENT, LLC (FORMERLY KNOWN AS HIGHMARK MANAGEMENT, LLC), a Delaware limited liability company, and acknowledged to me that such limited liability company executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year in this certificate first above written.

                                        ________________________________________
                                        NOTARY PUBLIC
                                        Printed Name:___________________________
                                        My Commission Expires:__________________
[ AFFIX NOTARY SEAL ]

STATE OF _____________

COUNTY OF ____________

      On this ________ day of _____________, 2004, before me,
______________________, a Notary Public of said State, duly commissioned and sworn, personally appeared BRAD E. HOLLINGER, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year in this certificate first above written.

                                        ________________________________________
                                        NOTARY PUBLIC
                                        Printed Name:___________________________
                                        My Commission Expires:__________________
[ AFFIX NOTARY SEAL ]

                                    EXHIBIT A

                              PROPERTY DESCRIPTION

                                    EXHIBIT B

                              PERMITTED EXCEPTIONS

                                    EXHIBIT C

                                  TENANT LEASES